ACE Securities Corp. Home Equity Loan Trust Series 2006-ASAP4	FREE WRITING PROSPECTUS Filed Pursuant to Rule 433(d) Registration Statement No. 333-131727

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
ACE Securities Corp

$555,069,000 (Approximate)
Home Equity Loan Trust Series 2006-ASAP4

ACE Securities Corp (Depositor) ACE Securities Corp Home Equity Loan Trust, Series 2006-ASAP4 (Issuing Entity)

July 20, 2006

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP4

The analysis in this report is based on information provided by ACE Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUING ENTITY OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUING ENTITY IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS DATED July 20, 2006
ACE Securities Corp.
Home Equity Loan Trust, Series 2006-ASAP4
$555,069,000 (Approximate)
All dollar amounts and percentages contained herein are subject to a permitted variance of +/- 10%

Structure Overview
To 10% Optional Termination
Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Pmt Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / M

Offered Certificates:
A-1	285,734,000	Float	2.23	1 - 80	0	ACT/360	August 2036	AAA / Aaa
A-2A	75,665,000	Float	1.00	1 - 22	0	ACT/360	August 2036	AAA / Aaa
A-2B	35,094,000	Float	2.00	22 - 28	0	ACT/360	August 2036	AAA / Aaa
A-2C	30,552,000	Float	3.50	28 - 71	0	ACT/360	August 2036	AAA / Aaa
A-2D	14,229,000	Float	6.56	71 - 80	0	ACT/360	August 2036	AAA / Aaa
M-1	21,567,000	Float	4.89	47 - 80	0	ACT/360	August 2036	AAA/ Aa1
M-2	19,864,000	Float	4.74	44 - 80	0	ACT/360	August 2036	AA+ /Aa2
M-3	11,919,000	Float	4.66	42 - 80	0	ACT/360	August 2036	AA+/Aa3
M-4	10,216,000	Float	4.62	41 - 80	0	ACT/360	August 2036	AA/A1
M-5	9,932,000	Float	4.59	40 - 80	0	ACT/360	August 2036	AA/A2
M-6	8,797,000	Float	4.56	39 - 80	0	ACT/360	August 2036	AA-/A3
M-7	8,797,000	Float	4.54	39 - 80	0	ACT/360	August 2036	A+/Baa1
M-8	7,662,000	Float	4.52	38 - 80	0	ACT/360	August 2036	A/Baa2
M-9	5,676,000	Float	4.51	38 - 80	0	ACT/360	August 2036	A-/Baa3
M-10	3,973,000	Float	4.51	38 - 80	0	ACT/360	August 2036	BBB+/Ba1
M-11	5,392,000	Float	4.47	37 - 80	0	ACT/360	August 2036	BBB/Ba2

Total	$555,069,000

Pricing Speed

Fixed-Rate Mortgage Loans Adjustable-Rate Mortgage Loans
100% PPC (4% CPR growing to 23% CPR over 12 months )
100% PPC (5% CPR in month 1, an additional 2% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, increasing to and remaining constant at 60% CPR from month 24 until month 27 and decreasing and remaining constant at 30% CPR from month 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC)

Transaction Overview

Certificates:
The Class A-1 Certificates and the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Class A-2 Certificates”; and together with the Class A-1 Certificates, the “Senior Certificates” or “Class A Certificates”), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates (collectively, the “Mezzanine Certificates” or “Class M Certificates”). The Class A-1 Certificates are backed by conforming principal balance fixed-rate and adjustable-rate first and second lien mortgage loans (the “Group I Mortgage Loans”) and the Class A-2 Certificates are backed by fixed-rate and adjustable-rate first and second lien mortgage loans with conforming and non-conforming principal balances (the “Group II Mortgage Loans”). The Mezzanine Certificates are backed by the Group I Mortgage Loans and Group II Mortgage Loans (collectively, the “Mortgage Loans”). The Senior Certificates along with the Mezzanine Certificates are referred to herein as the “Offered Certificates.”

Transaction Overview (Cont.)

Certificates:
The trust will also issue the Class CE Certificates, the Class P Certificates and the Class R Certificates which are referred to herein as the “Non-offered Certificates”. The pass-through rate on the Class A-1 Certificates will be the lesser of (i) One-Month LIBOR plus a margin and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Class A-2 Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Mezzanine Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate.

Collateral:
As of the Cut-off Date, the Mortgage Loans will consist of approximately 3,657 adjustable-rate and fixed-rate, first and second lien, closed-end, mortgage loans. The aggregate outstanding principal balance of the Mortgage Loans is approximately $567,554,421 as of the Cut-off Date. The Mortgage Loans will be separated into two groups. The Group I Mortgage Loans will represent approximately 2,778 conforming principal balance fixed-rate and adjustable-rate Mortgage Loans totaling approximately $367,503,114 and the Group II Mortgage Loans will represent approximately 879 conforming and non-conforming principal balance fixed and adjustable-rate Mortgage Loans totaling approximately $200,051,306.

Class A Certificates:	Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates

Depositor:	ACE Securities Corp. (“ACE”)

Issuing Entity:	ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP4. The Issuing Entity is also referred to herein as the trust.

Master Servicer and Securities Administrator:	Wells Fargo Bank, National Association

Servicer:	Ocwen Loan Servicing, LLC

Trustee:	HSBC Bank USA, National Association

Custodians:	Wells Fargo Bank, National Association and Deutsche Bank National Trust Company

Credit Risk Manager:	Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company)

Underwriter:	Deutsche Bank Securities Inc.

Swap Provider:	TBD

Cut-off Date:	July 1, 2006

Expected Pricing:	Week of July 24, 2006

Expected Closing Date:	On or about July 31, 2006

Record Date:
For so long as the Offered Certificates are held in book-entry form, the Record Date will be the business day immediately preceding the related Distribution Date. With respect to any Offered Certificates held in definitive form, the Record Date will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Distribution Date:	25th day of each month (or the next business day if such day is not a business day) commencing in August 2006.

Transaction Overview (Cont.)

Determination Date:
The Determination Date with respect to any Distribution Date is the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, on the immediately preceding business day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
The Prepayment Period with respect to any Distribution Date shall be (i) with respect to principal prepayments in full, the period from the 16th day of the month immediately preceding the Distribution Date to the 15th day of the month in which the Distribution Date occurs and (ii) with respect to principal prepayments in part, the calendar month immediately preceding the month in which the Distribution Date occurs.

Interest Accrual Period:
Interest will initially accrue on the Offered Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Offered Certificates will initially settle flat (no accrued interest).

Interest Distribution Amount:
For the Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the certificate principal balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Senior Interest Distribution Amount:
For the Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Administration Fee Rate:
The Master Servicer, Servicer and Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees initially aggregate to a weighted average cost of approximately 0.5265% for the Mortgage Loans.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

Compensating Interest:
The Servicer will be required to cover Prepayment Interest Shortfalls on prepayments in full on the Mortgage Loans up to the amount of the Servicing Fee. If the Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so up to the amount of the Master Servicing Fee.

Optional Termination:
On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the certificates, but is not required to do so.

Transaction Overview (Cont.)

Monthly Servicer Advances:
The Servicer will collect monthly payments of principal and interest on the Mortgage Loans and will be obligated to make advances of delinquent monthly principal and interest payments. The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans only to the extent such amounts are deemed recoverable. If the Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicer and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:	1) Excess Interest; 2) Net Swap Payments received from the Swap Provider (if any) 3) Overcollateralization (“OC”); and 4) Subordination

Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider, if any, second, to the Class CE Certificates, third, to the Class M-11 Certificates, fourth, to the Class M-10 Certificates, fifth, to the Class M-9 Certificates, sixth, to the Class M-8 Certificates, seventh, to the Class M-7 Certificates, eighth, to the Class M-6 Certificates, ninth, to the Class M-5 Certificates, tenth, to the Class M-4 Certificates, eleventh, to the Class M-3 Certificates, twelfth, to the Class M-2 Certificates and thirteenth, to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter. However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to such certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, if any is available for such Distribution Date, and any Net Swap Payments paid by the Swap Provider.

Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the aggregate certificate principal balance of the Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Certificates. The Required Overcollateralization Amount for the Certificates, which will be fully established at issuance, is anticipated to be approximately 2.20% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 4.40% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, if any is available will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount. In addition, Net Swap Payments paid by the Swap Provider may be used to restore or maintain the Required Overcollateralization Amount.

Overcollateralization Increase Amount:
An Overcollateralization Increase Amount for any Distribution Date is the lesser of (i) the Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider, if any, for that Distribution Date and (ii) the excess of the Required Overcollateralization Amount over the current Overcollateralization Amount.

Transaction Overview (Cont.)

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:
Is the earlier of (i) the first Distribution Date following the distribution date on which the aggregate certificate principal balances of the Class A Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in August 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is equal to or greater than approximately 44.50%.

Credit Enhancement Percentage:
As of the Closing Date the Initial Credit Enhancement Percentage is as set forth below under the heading “Initial CE %”. The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate certificate principal balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

Class	(S/M)	Initial CE %	CE % On/After Step Down Date
A	AAA / Aaa	22.25%	44.50%
M-1	AAA / Aa1	18.45%	36.90%
M-2	AA+/Aa2	14.95%	29.90%
M-3	AA+/Aa3	12.85%	25.70%
M-4	AA/A1	11.05%	22.10%
M-5	AA/A2	9.30%	18.60%
M-6	AA-/A3	7.75%	15.50%
M-7	A+/Baa1	6.20%	12.40%
M-8	A/Baa2	4.85%	9.70%
M-9	A-/Baa3	3.85%	7.70%
M-10	BBB+/Ba1	3.15%	6.30%
M-11	BBB/Ba2	2.20%	4.40%

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Available Distribution Amount, net of any Net Swap Payment and the Swap Termination Payment, if any, required to be made by the Securities Administrator, on behalf of the supplemental interest trust (not caused by the occurrence of a Swap Provider trigger event) (described below), to the Swap Provider under the Swap Agreement, over the sum of (w) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (x) with respect to the Mezzanine Certificates, the Interest Distribution Amount for such Distribution Date and (y) the amount of principal required to be distributed to the holders of the certificates on such Distribution Date.

Net WAC Pass-Through Rate:
Class A-1 Certificates or Class A-2 Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of 12 and a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Mortgage Loans in the related loan group during the related Due Period minus the fees payable to the Servicer, the Master Servicer and the Credit Risk Manager with respect to the related Mortgage Loans for such Distribution Date and the Group I Allocation Percentage or Group II Allocation Percentage, as applicable, of any Net Swap Payment or Swap Termination Payment made to the Swap Provider (not caused by the occurrence of a Swap Provider trigger event) for such Distribution Date and the denominator of which is the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date).

Transaction Overview (Cont.)

Net WAC Pass- Through Rate (Continued):
Mezzanine Certificates: The per annum rate equal to (x) the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current certificate principal balance of the related Class A Certificates) of (i) the Net WAC Pass-Through Rate for the Class A-1 Certificates and (ii) the Net WAC Pass-Through Rate for the Class A-2 Certificates.

Group I Allocation Percentage: The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.
Group II Allocation Percentage: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Net WAC Rate Carryover Amount:
If on any Distribution Date the Pass-Through Rate for any class of the Series 2006-ASAP4 Certificates is limited by the related Net WAC Pass-Through Rate, such class will be entitled to the “Net WAC Rate Carryover Amount” which will be equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on one-month LIBOR plus the related margin over (b) the amount of interest accrued on such class based on the related Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion at a rate equal to one-month LIBOR plus the related margin for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Securities Administrator, on behalf of the Supplemental Interest Trust (described below), under the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date to the extent of available funds. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount from Net Monthly Excess Cashflow.

Group I Cap Agreement:
On the Closing Date, the Trustee will enter into a “Group I Cap Agreement” which will be effective commencing on the Distribution Date in August 2006 and ending immediately following the Distribution Date in January 2007 to make payments in respect of any Net WAC Rate Carryover Amounts in respect of the Class A-1 and Mezzanine Certificates as described herein. The Group I Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a strike rate of 7.50% for the related Distribution Date; (2) the related scheduled notional amount, which is based on the lesser of (i) the expected amortization of the Group I Mortgage Loans and (ii) the aggregate Certificate Principal Balance of the Class A-1 Certificates, Mezzanine Certificates and Class CE Certificates, and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

Transaction Overview (Cont.)

Group II Cap Agreement:
On the Closing Date, the Trustee will enter into a “Group II Cap Agreement” which will be effective commencing on the Distribution Date in August 2006 and ending immediately following the Distribution Date in January 2007 to make payments in respect of any Net WAC Rate Carryover Amounts in respect of the Class A-2A, Class A-2B, Class A-2C, Class A-2D and Mezzanine Certificates as described herein. The Group II Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a strike rate of 7.50% for the related Distribution Date; (2) the related scheduled notional amount, which is based on the lesser of (i) the expected amortization of the Group II Mortgage Loans and (ii) the aggregate Certificate Principal Balance of the Class A-2A, Class A-2B, Class A-2C, Class A-2D and Mezzanine Certificates, and Class CE Certificates, and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap Provider described in the final prospectus supplement. The Swap Agreement will have an initial notional amount of $504,390,915. Beginning with the Distribution Date in February 2007, the Trust (through a supplemental interest trust) will be obligated to pay an amount equal to [5.58]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Offered Certificates, an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule.

A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

Available Distribution Amount:
For any Distribution Date, net of the administrative fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; (iv) all Compensating Interest paid by the Servicer or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Due Period; and (v) Net Swap Payments payable by the Swap Provider.

Transaction Overview (Cont.)

Class A Principal Distribution Amount:
Until the Stepdown Date, the Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates concurrently, on a pro rata basis based on the related Class A principal allocation percentage (for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the principal remittance amount for the Group I Mortgage Loans (in the case of the Class A-1 Certificates) or the principal remittance amount for the Group II Mortgage Loans (in the case of the Class A-2 Certificates) and the denominator of which is equal to the principal remittance amount for all of the Mortgage Loans).
Until the Stepdown Date, or if a Trigger Event occurs, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess interest and any net swap payment received required to maintain the Required Overcollateralization Amount until the aggregate certificate principal balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event occurs, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a 44.50% Credit Enhancement Percentage (2x the Class A Initial Credit Enhancement Percentage). The Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates to the extent of their respective group-based principal distribution amount.

Principal distributions to the Class A-2 Certificates will be allocated sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero; provided, however, on any Distribution Date on which the aggregate certificate principal balance of the Mezzanine Certificates has been reduced to zero, all principal distributions will be distributed to the Class A-2 Certificates concurrently, on a pro rata basis, based on the certificate principal balance of each such class, until the certificate principal balance of each such class has been reduced to zero.

Class M Principal Distribution Amount:
The Mezzanine Certificates will not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event occurs), principal will be paid to the Mezzanine Certificates, first to the Class M-1 Certificates until it reaches approximately a 36.90% Credit Enhancement Percentage (2x the Class M-1 Initial Credit Enhancement Percentage), second to the Class M-2 Certificates until it reaches approximately a 29.90% Credit Enhancement Percentage (2x the Class M-2 Initial Credit Enhancement Percentage), third to the Class M-3 Certificates until it reaches approximately a 25.70% Credit Enhancement Percentage (2x the Class M-3 Initial Credit Enhancement Percentage), fourth to the Class M-4 Certificates until it reaches approximately a 22.10% Credit Enhancement Percentage (2x the Class M-4 Initial Credit Enhancement Percentage), fifth to the Class M-5 Certificates until it reaches approximately a 18.60% Credit Enhancement Percentage (2x the Class M-5 Initial Credit Enhancement Percentage), sixth to the Class M-6 Certificates until it reaches approximately a 15.50% Credit Enhancement Percentage (2x the Class M-6 Initial Credit Enhancement Percentage), seventh to the Class M-7 Certificates until it reaches approximately a 12.40% Credit Enhancement Percentage (2x the Class M-7 Initial Credit Enhancement Percentage), eighth to the Class M-8 Certificates until it reaches approximately a 9.70% Credit Enhancement Percentage (2x the Class M-8 Initial Credit Enhancement Percentage), ninth to the Class M-9 Certificates until it reaches approximately a 7.70% Credit Enhancement Percentage (2x the Class M-9 Initial Credit Enhancement Percentage), tenth to the Class M-10 Certificates until it reaches approximately a 6.30% Credit Enhancement Percentage (2x the Class M-10 Initial Credit Enhancement Percentage) and eleventh to the Class M-11 Certificates until it reaches approximately a 4.40% Credit Enhancement Percentage (2x the Class M-11 Initial Credit Enhancement Percentage).

Transaction Overview (Cont.)

Coupon Step-up:
On the Distribution Date following the first possible optional termination date, the margins on the Class A Certificates and the Mezzanine Certificates will increase to the following, provided that the pass-through rate on the certificates will still be subject to the applicable Net WAC Pass-Through Rate.

Class	After Optional Termination
A	2 x related Margin
M	The lesser of 1.5 x related Margin and related Margin plus 0.50%

Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:
The determination on any Distribution Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 36.75% of the Credit Enhancement Percentage of the Class A Certificates.

Cumulative Loss Test:
The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
August 2008 to July 2009	1.40%, plus 1/12th of 1.70% for each month thereafter
August 2009 to July 2010	3.10%, plus 1/12th of 1.75% for each month thereafter
August 2010 to July 2011	4.85%, plus 1/12th of 1.40% for each month thereafter
August 2011 to July 2012	6.25%, plus 1/12th of 0.50% for each month thereafter
August 2012 and thereafter	6.75%

Transaction Overview (Cont.)

Payment Priority:	I. On each Distribution Date, the Available Distribution Amount (net of any Net Swap Payments payable by the Swap Provider) will be distributed as follows:
1.	To the Supplemental Interest Trust, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.

2.	To pay interest to the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date, then to pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Mezzanine Certificates, on a sequential basis.

3.	To pay principal to the Class A Certificates in accordance with the principal payment provisions described above.

4.	To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above.

5.	From excess interest, if any, to the certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of the certificates to the extent necessary to restore or maintain the Required Overcollateralization Amount.

6.	From excess interest, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, on a sequential basis.

7.	From excess interest, if any, to pay the allocated Realized Losses on the Mezzanine Certificates, on a sequential basis.

8.	From excess interest, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates and the Mezzanine Certificates in the same order of priority as described in 2 above.

9.	From excess interest, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.

10.	To pay any remaining amount to the Non-offered Certificates in accordance with the Pooling and Servicing Agreement.

II. Any Net Swap Payments on deposit in the Supplemental Interest Trust will be paid as follows:
1.	To pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.

2.	To pay any unpaid interest on the Class A Certificates including any accrued unpaid interest from a prior Distribution Date, on a pro rata basis, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine Certificates, sequentially.

3.	To pay any unpaid allocated Realized Losses* remaining unpaid on the Mezzanine Certificates, sequentially.

4.	To pay any principal to the Offered Certificates in accordance with the principal payment provisions described above in an amount necessary to restore or maintain the Required Overcollateralization Amount.*

5.	To pay the Net WAC Rate Carryover Amount on the Offered Certificates remaining unpaid in the same order of priority as described above.

6.	To pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.

7.	To pay any remaining amount to the Class CE Certificates.

* Notwithstanding the foregoing, the cumulative amount paid pursuant to clauses 3 and 4 shall at no time be permitted to exceed the cumulative amount of realized losses incurred on the Mortgage Loans from and after the Cut-Off Date.

Transaction Overview (Cont.)

ERISA:
It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Legal Investment:	The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Taxation - REMIC:
One or more REMIC elections will be made for designated portions of the Trust (exclusive of the reserve fund, the Group I Cap Agreement, the Group II Cap Agreement, certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Cap Schedules

Group I Cap Schedule			Group II Cap Schedule
Payment Date	Notional Amount ($)	Strike Rate (%)	Payment Date	Notional Amount ($)	Strike Rate (%)
8/25/2006	367,503,114	7.50	8/25/2006	200,051,306	7.50
9/25/2006	364,589,114	7.50	9/25/2006	198,474,210	7.50
10/25/2006	361,040,159	7.50	10/25/2006	196,550,110	7.50
11/25/2006	356,860,796	7.50	11/25/2006	194,281,411	7.50
12/25/2006	352,058,912	7.50	12/25/2006	191,672,311	7.50
1/25/2007	346,645,733	7.50	1/25/2007	188,728,830	7.50

Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
8/25/2006	0	7/25/2008	194,396,940
9/25/2006	0	8/25/2008	164,591,500
10/25/2006	0	9/25/2008	140,008,255
11/25/2006	0	10/25/2008	132,801,741
12/25/2006	0	11/25/2008	126,667,603
1/25/2007	0	12/25/2008	120,836,591
2/25/2007	504,390,915	1/25/2009	115,277,572
3/25/2007	488,928,898	2/25/2009	109,977,620
4/25/2007	472,217,181	3/25/2009	104,924,529
5/25/2007	454,344,154	4/25/2009	100,106,680
6/25/2007	435,488,827	5/25/2009	95,513,002
7/25/2007	417,296,198	6/25/2009	91,132,968
8/25/2007	399,863,449	7/25/2009	86,957,532
9/25/2007	383,160,372	8/25/2009	82,976,182
10/25/2007	367,156,369	9/25/2009	79,179,638
11/25/2007	351,822,131	10/25/2009	75,559,214
12/25/2007	337,126,462	11/25/2009	72,106,646
1/25/2008	323,046,243	12/25/2009	68,814,064
2/25/2008	309,515,154	1/25/2010	65,673,967
3/25/2008	296,557,612	2/25/2010	62,679,220
4/25/2008	284,141,171	3/25/2010	59,823,004
5/25/2008	271,885,702	4/25/2010	57,098,833
6/25/2008	230,293,655

Sensitivity Table
To 10% Call

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life	20.15	4.23	2.23	1.55	1.24
	First Payment Date	Aug-06	Aug-06	Aug-06	Aug-06	Aug-06
	Last Payment Date	Oct-35	Mar-19	Mar-13	Jul-11	Nov-08

A-2A	Avg Life	14.77	1.51	1.00	0.84	0.69
	First Payment Date	Aug-06	Aug-06	Aug-06	Aug-06	Aug-06
	Last Payment Date	Sep-27	Apr-09	May-08	Jan-08	Oct-07

A-2B	Avg Life	23.16	3.71	2.00	1.78	1.48
	First Payment Date	Sep-27	Apr-09	May-08	Jan-08	Oct-07
	Last Payment Date	Dec-31	Sep-11	Nov-08	Jul-08	May-08

A-2C	Avg Life	27.28	7.69	3.50	2.17	1.90
	First Payment Date	Dec-31	Sep-11	Nov-08	Jul-08	May-08
	Last Payment Date	Jun-35	Nov-17	Jun-12	Feb-09	Jul-08

A-2D	Avg Life	29.20	12.50	6.56	3.34	2.14
	First Payment Date	Jun-35	Nov-17	Jun-12	Feb-09	Jul-08
	Last Payment Date	Oct-35	Mar-19	Mar-13	Jul-11	Nov-08

M-1	Avg Life	27.21	8.33	4.89	4.99	3.56
	First Payment Date	Mar-30	Jul-10	Jun-10	Jul-11	Nov-08
	Last Payment Date	Oct-35	Mar-19	Mar-13	Jul-11	Mar-10

M-2	Avg Life	27.21	8.33	4.74	4.78	3.65
	First Payment Date	Mar-30	Jul-10	Mar-10	Dec-10	Mar-10
	Last Payment Date	Oct-35	Mar-19	Mar-13	Jul-11	Mar-10

M-3	Avg Life	27.21	8.33	4.66	4.39	3.50
	First Payment Date	Mar-30	Jul-10	Jan-10	Aug-10	Nov-09
	Last Payment Date	Oct-35	Mar-19	Mar-13	Jul-11	Mar-10

M-4	Avg Life	27.21	8.33	4.62	4.20	3.30
	First Payment Date	Mar-30	Jul-10	Dec-09	May-10	Aug-09
	Last Payment Date	Oct-35	Mar-19	Mar-13	Jul-11	Mar-10

M-5	Avg Life	27.21	8.33	4.59	4.07	3.16
	First Payment Date	Mar-30	Jul-10	Nov-09	Mar-10	Jun-09
	Last Payment Date	Oct-35	Mar-19	Mar-13	Jul-11	Mar-10

Sensitivity Table
To 10% Call (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-6	Avg Life	27.21	8.33	4.56	3.97	3.06
	First Payment Date	Mar-30	Jul-10	Oct-09	Jan-10	May-09
	Last Payment Date	Oct-35	Mar-19	Mar-13	Jul-11	Mar-10

M-7	Avg Life	27.21	8.33	4.54	3.89	2.98
	First Payment Date	Mar-30	Jul-10	Oct-09	Dec-09	Mar-09
	Last Payment Date	Oct-35	Mar-19	Mar-13	Jul-11	Mar-10

M-8	Avg Life	27.21	8.33	4.52	3.83	2.92
	First Payment Date	Mar-30	Jul-10	Sep-09	Nov-09	Feb-09
	Last Payment Date	Oct-35	Mar-19	Mar-13	Jul-11	Mar-10

M-9	Avg Life	27.21	8.33	4.51	3.78	2.87
	First Payment Date	Mar-30	Jul-10	Sep-09	Oct-09	Feb-09
	Last Payment Date	Oct-35	Mar-19	Mar-13	Jul-11	Mar-10

M-10	Avg Life	27.21	8.33	4.51	3.77	2.84
	First Payment Date	Mar-30	Jul-10	Sep-09	Sep-09	Jan-09
	Last Payment Date	Oct-35	Mar-19	Mar-13	Jul-11	Mar-10

M-11	Avg Life	27.20	8.30	4.47	3.72	2.82
	First Payment Date	Mar-30	Jul-10	Aug-09	Sep-09	Jan-09
	Last Payment Date	Oct-35	Mar-19	Mar-13	Jul-11	Mar-10

Sensitivity Table
To Maturity

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life	20.18	4.52	2.43	1.66	1.24
	First Payment Date	Aug-06	Aug-06	Aug-06	Aug-06	Aug-06
	Last Payment Date	Jun-36	Aug-31	Jun-21	May-18	Nov-08

A-2A	Avg Life	14.77	1.51	1.00	0.84	0.69
	First Payment Date	Aug-06	Aug-06	Aug-06	Aug-06	Aug-06
	Last Payment Date	Sep-27	Apr-09	May-08	Jan-08	Oct-07

A-2B	Avg Life	23.16	3.71	2.00	1.78	1.48
	First Payment Date	Sep-27	Apr-09	May-08	Jan-08	Oct-07
	Last Payment Date	Dec-31	Sep-11	Nov-08	Jul-08	May-08

A-2C	Avg Life	27.28	7.69	3.50	2.17	1.90
	First Payment Date	Dec-31	Sep-11	Nov-08	Jul-08	May-08
	Last Payment Date	Jun-35	Nov-17	Jun-12	Feb-09	Jul-08

A-2D	Avg Life	29.52	15.69	8.59	4.39	2.14
	First Payment Date	Jun-35	Nov-17	Jun-12	Feb-09	Jul-08
	Last Payment Date	May-36	Aug-31	Jul-21	Mar-18	Nov-08

M-1	Avg Life	27.29	9.11	5.39	6.28	5.75
	First Payment Date	Mar-30	Jul-10	Jun-10	Oct-11	Nov-08
	Last Payment Date	May-36	Oct-28	Jul-19	Jun-16	Mar-15

M-2	Avg Life	27.29	9.09	5.23	5.18	4.26
	First Payment Date	Mar-30	Jul-10	Mar-10	Dec-10	Mar-10
	Last Payment Date	May-36	Jan-28	Dec-18	Jan-16	Jun-13

M-3	Avg Life	27.29	9.06	5.13	4.76	3.77
	First Payment Date	Mar-30	Jul-10	Jan-10	Aug-10	Nov-09
	Last Payment Date	May-36	Feb-27	Apr-18	Jul-15	Feb-13

M-4	Avg Life	27.29	9.04	5.07	4.56	3.55
	First Payment Date	Mar-30	Jul-10	Dec-09	May-10	Aug-09
	Last Payment Date	May-36	Jul-26	Nov-17	Mar-15	Nov-12

M-5	Avg Life	27.29	9.00	5.02	4.41	3.40
	First Payment Date	Mar-30	Jul-10	Nov-09	Mar-10	Jun-09
	Last Payment Date	May-36	Nov-25	Jun-17	Nov-14	Aug-12

Sensitivity Table
To Maturity (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-6	Avg Life	27.29	8.96	4.97	4.29	3.29
	First Payment Date	Mar-30	Jul-10	Oct-09	Jan-10	May-09
	Last Payment Date	May-36	Jan-25	Dec-16	Jun-14	May-12

M-7	Avg Life	27.29	8.90	4.91	4.18	3.19
	First Payment Date	Mar-30	Jul-10	Oct-09	Dec-09	Mar-09
	Last Payment Date	May-36	Mar-24	Jun-16	Jan-14	Jan-12

M-8	Avg Life	27.28	8.81	4.83	4.08	3.09
	First Payment Date	Mar-30	Jul-10	Sep-09	Nov-09	Feb-09
	Last Payment Date	May-36	Mar-23	Oct-15	Jul-13	Sep-11

M-9	Avg Life	27.27	8.71	4.75	3.97	3.01
	First Payment Date	Mar-30	Jul-10	Sep-09	Oct-09	Feb-09
	Last Payment Date	Apr-36	Dec-21	Feb-15	Jan-13	Apr-11

M-10	Avg Life	27.25	8.61	4.67	3.90	2.93
	First Payment Date	Mar-30	Jul-10	Sep-09	Sep-09	Jan-09
	Last Payment Date	Feb-36	May-21	Jun-14	Jul-12	Nov-10

M-11	Avg Life	27.21	8.38	4.52	3.75	2.84
	First Payment Date	Mar-30	Jul-10	Aug-09	Sep-09	Jan-09
	Last Payment Date	Dec-35	May-20	Nov-13	Jan-12	Jul-10

Class A-1 Net WAC Schedule*			Class A-1 Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	8/25/2006	21.800	46	5/25/2010	12.512
2	9/25/2006	20.000	47	6/25/2010	12.214
3	10/25/2006	20.250	48	7/25/2010	12.625
4	11/25/2006	20.000	49	8/25/2010	12.214
5	12/25/2006	20.250	50	9/25/2010	12.211
6	1/25/2007	20.000	51	10/25/2010	12.614
7	2/25/2007	21.498	52	11/25/2010	12.203
8	3/25/2007	21.593	53	12/25/2010	12.714
9	4/25/2007	21.157	54	1/25/2011	12.307
10	5/25/2007	21.040	55	2/25/2011	12.304
11	6/25/2007	20.737	56	3/25/2011	13.618
12	7/25/2007	20.609	57	4/25/2011	12.298
13	8/25/2007	20.305	58	5/25/2011	12.706
14	9/25/2007	20.094	59	6/25/2011	12.312
15	10/25/2007	19.985	60	7/25/2011	12.751
16	11/25/2007	19.684	61	8/25/2011	12.336
17	12/25/2007	19.587	62	9/25/2011	12.331
18	1/25/2008	19.287	63	10/25/2011	12.738
19	2/25/2008	19.093	64	11/25/2011	12.323
20	3/25/2008	19.142	65	12/25/2011	12.735
21	4/25/2008	18.726	66	1/25/2012	12.330
22	5/25/2008	19.091	67	2/25/2012	12.326
23	6/25/2008	19.581	68	3/25/2012	13.171
24	7/25/2008	18.879	69	4/25/2012	12.317
25	8/25/2008	17.832	70	5/25/2012	12.723
26	9/25/2008	17.103	71	6/25/2012	12.313
27	10/25/2008	17.172	72	7/25/2012	12.730
28	11/25/2008	16.950	73	8/25/2012	12.314
29	12/25/2008	17.612	74	9/25/2012	12.310
30	1/25/2009	17.238	75	10/25/2012	12.715
31	2/25/2009	17.112	76	11/25/2012	12.302
32	3/25/2009	17.832	77	12/25/2012	12.711
33	4/25/2009	16.870	78	1/25/2013	12.304
34	5/25/2009	17.163	79	2/25/2013	12.300
35	6/25/2009	17.630	80	3/25/2013	13.612
36	7/25/2009	17.847
37	8/25/2009	17.435				*Running to Call
38	9/25/2009	17.327				*PPC: 100% (ARM); PPC: 100% (Fixed)
39	10/25/2009	17.523				*1 Month LIBOR: 20%
40	11/25/2009	17.250				*6 Month Libor: 20%; 1 Year Libor: 20%
41	12/25/2009	18.110				*Includes Net Swap Payments received from the Swap Provider and includes Cap Proceeds
42	1/25/2010	17.691
43	2/25/2010	17.589
44	3/25/2010	18.573
45	4/25/2010	17.389

Class A-2A, A-2B, A-2C and A-2D Net WAC Schedule*			Class A-2A, A-2B, A-2C and A-2D Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	8/25/2006	21.324	46	5/25/2010	12.226
2	9/25/2006	19.616	47	6/25/2010	11.959
3	10/25/2006	19.854	48	7/25/2010	12.373
4	11/25/2006	19.617	49	8/25/2010	11.971
5	12/25/2006	19.854	50	9/25/2010	11.968
6	1/25/2007	19.617	51	10/25/2010	12.363
7	2/25/2007	21.115	52	11/25/2010	11.968
8	3/25/2007	21.168	53	12/25/2010	12.482
9	4/25/2007	20.773	54	1/25/2011	12.094
10	5/25/2007	20.644	55	2/25/2011	12.090
11	6/25/2007	20.352	56	3/25/2011	13.382
12	7/25/2007	20.211	57	4/25/2011	12.083
13	8/25/2007	19.920	58	5/25/2011	12.487
14	9/25/2007	19.710	59	6/25/2011	12.120
15	10/25/2007	19.587	60	7/25/2011	12.533
16	11/25/2007	19.299	61	8/25/2011	12.127
17	12/25/2007	19.188	62	9/25/2011	12.123
18	1/25/2008	18.902	63	10/25/2011	12.524
19	2/25/2008	18.715	64	11/25/2011	12.117
20	3/25/2008	18.725	65	12/25/2011	12.531
21	4/25/2008	18.408	66	1/25/2012	12.127
22	5/25/2008	18.663	67	2/25/2012	12.124
23	6/25/2008	19.182	68	3/25/2012	12.956
24	7/25/2008	18.463	69	4/25/2012	12.116
25	8/25/2008	17.432	70	5/25/2012	12.517
26	9/25/2008	16.700	71	6/25/2012	12.122
27	10/25/2008	16.780	72	7/25/2012	12.527
28	11/25/2008	16.541	73	8/25/2012	12.119
29	12/25/2008	17.195	74	9/25/2012	12.115
30	1/25/2009	16.834	75	10/25/2012	12.515
31	2/25/2009	16.710	76	11/25/2012	12.109
32	3/25/2009	17.384	77	12/25/2012	12.521
33	4/25/2009	16.491	78	1/25/2013	12.117
34	5/25/2009	16.761	79	2/25/2013	12.114
35	6/25/2009	17.276	80	3/25/2013	13.407
36	7/25/2009	17.517
37	8/25/2009	17.115
38	9/25/2009	17.004
39	10/25/2009	17.215
40	11/25/2009	16.931				*Running to Call
41	12/25/2009	17.800				*PPC: 100% (ARM); PPC: 100% (Fixed)
42	1/25/2010	17.401				*1 Month LIBOR: 20%
43	2/25/2010	17.299				*6 Month Libor: 20%; 1 Year Libor: 20%
44	3/25/2010	18.253				*Includes Net Swap Payments received from the Swap Provider and includes Cap Proceeds
45	4/25/2010	17.106

Class M Net WAC Schedule*			Class M Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	8/25/2006	21.632	46	5/25/2010	12.411
2	9/25/2006	19.865	47	6/25/2010	12.124
3	10/25/2006	20.110	48	7/25/2010	12.536
4	11/25/2006	19.865	49	8/25/2010	12.129
5	12/25/2006	20.111	50	9/25/2010	12.125
6	1/25/2007	19.865	51	10/25/2010	12.525
7	2/25/2007	21.363	52	11/25/2010	12.121
8	3/25/2007	21.443	53	12/25/2010	12.633
9	4/25/2007	21.021	54	1/25/2011	12.232
10	5/25/2007	20.901	55	2/25/2011	12.229
11	6/25/2007	20.601	56	3/25/2011	13.535
12	7/25/2007	20.469	57	4/25/2011	12.223
13	8/25/2007	20.169	58	5/25/2011	12.630
14	9/25/2007	19.959	59	6/25/2011	12.245
15	10/25/2007	19.845	60	7/25/2011	12.675
16	11/25/2007	19.548	61	8/25/2011	12.263
17	12/25/2007	19.446	62	9/25/2011	12.259
18	1/25/2008	19.151	63	10/25/2011	12.663
19	2/25/2008	18.960	64	11/25/2011	12.251
20	3/25/2008	18.995	65	12/25/2011	12.664
21	4/25/2008	18.614	66	1/25/2012	12.259
22	5/25/2008	18.941	67	2/25/2012	12.255
23	6/25/2008	19.441	68	3/25/2012	13.096
24	7/25/2008	18.732	69	4/25/2012	12.246
25	8/25/2008	17.691	70	5/25/2012	12.651
26	9/25/2008	16.961	71	6/25/2012	12.247
27	10/25/2008	17.034	72	7/25/2012	12.659
28	11/25/2008	16.806	73	8/25/2012	12.246
29	12/25/2008	17.465	74	9/25/2012	12.242
30	1/25/2009	17.096	75	10/25/2012	12.645
31	2/25/2009	16.970	76	11/25/2012	12.234
32	3/25/2009	17.674	77	12/25/2012	12.645
33	4/25/2009	16.736	78	1/25/2013	12.239
34	5/25/2009	17.021	79	2/25/2013	12.235
35	6/25/2009	17.505	80	3/25/2013	13.541
36	7/25/2009	17.731
37	8/25/2009	17.322
38	9/25/2009	17.213
39	10/25/2009	17.414
40	11/25/2009	17.137
41	12/25/2009	18.001				*Running to Call
42	1/25/2010	17.589				*PPC: 100% (ARM); PPC: 100% (Fixed)
43	2/25/2010	17.487				*1 Month LIBOR: 20%
44	3/25/2010	18.460				*6 Month Libor: 20%; 1 Year Libor: 20%
45	4/25/2010	17.289				*Includes Net Swap Payments received from the Swap Provider and includes Cap Proceeds

Excess Spread*
(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month & 1 Year Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)	Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month & 1 Year Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)
1	303	5.3781	5.5825	303	45	438	5.4934	5.5813	428
2	194	5.5001	5.6138	182	46	457	5.4927	5.5918	444
3	212	5.5525	5.6207	195	47	439	5.4932	5.6052	429
4	194	5.5094	5.6149	181	48	457	5.4941	5.6163	448
5	212	5.5666	5.6129	194	49	439	5.5593	5.6285	423
6	194	5.5954	5.6009	172	50	439	5.5607	5.6305	423
7	192	5.5609	5.5786	192	51	457	5.5616	5.6297	442
8	195	5.5459	5.5600	195	52	439	5.5640	5.6305	423
9	192	5.5176	5.5435	192	53	457	5.5638	5.6312	443
10	194	5.4978	5.5284	193	54	439	5.5650	5.6317	424
11	192	5.4953	5.5145	191	55	439	5.5666	5.6317	424
12	194	5.4762	5.4997	193	56	494	5.5650	5.6350	481
13	192	5.4494	5.4874	192	57	438	5.5667	5.6391	424
14	192	5.4390	5.4764	192	58	457	5.5666	5.6414	443
15	195	5.4290	5.4654	195	59	441	5.5673	5.6451	427
16	192	5.4184	5.4549	192	60	461	5.5669	5.6470	448
17	196	5.4083	5.4449	196	61	443	5.5841	5.6500	427
18	193	5.3992	5.4351	192	62	443	5.5835	5.6499	427
19	193	5.3878	5.4244	193	63	461	5.5831	5.6488	446
20	202	5.3778	5.4323	202	64	442	5.5839	5.6489	427
21	196	5.3691	5.4441	197	65	461	5.5829	5.6480	447
22	236	5.3581	5.4533	235	66	442	5.5830	5.6478	428
23	393	5.3489	5.4653	388	67	442	5.5831	5.6467	427
24	403	5.3389	5.4791	398	68	479	5.5812	5.6548	466
25	395	5.4363	5.4934	387	69	442	5.5815	5.6632	427
26	395	5.4348	5.4909	387	70	460	5.5807	5.6717	447
27	405	5.4311	5.4873	397	71	442	5.5798	5.6791	429
28	397	5.4293	5.4848	388	72	460	5.5784	5.6863	449
29	413	5.4271	5.4816	403	73	441	5.6280	5.6954	424
30	403	5.4240	5.4790	394	74	441	5.6277	5.6939	424
31	403	5.4214	5.4758	394	75	460	5.6277	5.6918	443
32	433	5.4175	5.4881	425	76	441	5.6271	5.6914	425
33	403	5.4160	5.5025	394	77	460	5.6256	5.6900	446
34	414	5.4127	5.5143	406	78	443	5.6261	5.6894	427
35	436	5.4109	5.5283	429	79	444	5.6243	5.6876	429
36	449	5.4122	5.5431	443	80	500	5.6220	5.6910	487
37	439	5.4912	5.5571	428
38	429	5.4923	5.5583	418
39	444	5.4921	5.5569	433
40	434	5.4929	5.5570	424
41	448	5.4933	5.5567	439
42	437	5.4935	5.5570	428
43	437	5.4944	5.5564	428
44	473	5.4923	5.5694	465
* The product of 1) 120,000 and 2) a percentage, the numerator of which is aggregate net interest on the mortgage loans minus aggregate current interest paid to the certificates and any net swap payment to the swap provider plus any net swap payment received from the swap provider, and the denominator of which is aggregate pool balance of mortgage loans.

Breakeven CDR Table for the Mezzanine Certificates

The assumptions for the breakeven CDR table below are as follows:

- The Pricing Assumption is applied

- 10% cleanup call is not exercised

- Forward Curves

- 40% Severity

- Interest & Principal advancing

- 6 month recovery lag

- Triggers Failing

The table below displays the Constant Default Rate (“CDR”) and the related cumulative collateral loss before the referenced Class incurs a writedown.

Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	30.21	21.90
M-2	24.01	18.97
M-3	20.75	17.21
M-4	18.20	15.71
M-5	15.89	14.25
M-6	13.95	12.93
M-7	12.08	11.57
M-8	10.52	10.36
M-9	9.35	9.42
M-10	8.56	8.75
M-11	7.72	8.02

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY - AGGREGATE POOL*
Number of Mortgage Loans:	3,657	Index Type:
Aggregate Principal Balance:	$567,554,421	1 Year LIBOR	0.02%
Conforming Principal Balance Loans:	$494,581,299	6 Month LIBOR:	89.52%
Average Principal Balance:	$155,197	Fixed Rate:	10.46%
Range:	$11,542 - $1,599,103	W.A. Initial Periodic Cap:	2.989%
W.A. Coupon:	8.137%	W.A. Subsequent Periodic Cap:	1.004%
Range:	5.625% - 14.000%	W.A. Lifetime Rate Cap:	6.009%
W.A. Gross Margin:	5.262%	Property Type:
Range:	1.677% - 8.875%	Single Family:	60.77%
W.A. Remaining Term (months):	347	PUD:	29.38%
Range (months):	169 - 360	Condo:	6.65%
W.A. Seasoning (months):	2	2-4 Family:	3.14%
Latest Maturity Date:	July 1, 2036	Townhouse:	0.04%
State Concentration (Top 5):		Modular:	0.03%
California:	23.97%	Occupancy Status:
Minnesota:	10.79%	Primary:	97.62%
Arizona:	6.70%	Investment:	2.15%
Florida:	6.27%	Second Home:	0.23%
Illinois:	4.70%	Documentation Status:
W.A. Original Combined LTV:	81.39%	Full:	60.15%
Range:	8.00% - 100.00%	Limited:	38.91%
First Liens:	93.89%	None:	0.93%
Second Liens:	6.11%	Non-Zero W.A. Prepayment Penalty Term (months):	27
Non-Balloon Loans:	88.70%	Loans with Prepay Penalties:	77.90%
Non-Zero W.A. FICO Score:	640	Interest Only Loans:	54.57%
		Non-Zero W.A. Interest Only Term (months):	60
* Subject to a permitted variance of +/- 10%

Collateral Type
Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 15 Year	17	723,447	0.13	10.004	606	77.79
Fixed - 20 Year	13	575,533	0.10	10.684	673	98.83
Fixed - 30 Year	167	22,696,891	4.00	8.060	641	79.15
Balloon - 15/30	714	32,138,217	5.66	10.927	650	99.36
Balloon - 20/30	33	1,565,874	0.28	11.073	657	99.68
Balloon - 30/40	11	1,672,569	0.29	8.458	634	78.56
ARM - 6 Month	3	420,634	0.07	7.640	627	64.57
ARM - 6 Month IO	4	1,479,000	0.26	7.559	657	78.13
ARM - 6 Month 30/40	1	274,970	0.05	8.125	592	80.00
ARM - 1 Year/6 Month	8	1,288,463	0.23	8.645	600	79.14
ARM - 1 Year/6 Month 30/40 Balloon	1	527,859	0.09	8.250	696	80.00
ARM - 1 Year/6 Month IO	13	3,466,041	0.61	7.820	640	80.00
ARM - 2 Year/6 Month	1,008	139,914,641	24.65	8.318	629	81.35
ARM - 2 Year/6 Month IO	1,074	247,998,619	43.70	7.782	644	80.07
ARM - 2 Year/6 Month 30/40 Balloon	109	25,238,467	4.45	8.027	625	78.89
ARM - 3 Year/6 Month	182	25,960,472	4.57	8.044	633	80.39
ARM - 3 Year/6 Month IO	233	48,032,095	8.46	7.700	646	80.18
ARM - 3 Year/6 Month 30/40 Balloon	14	2,425,533	0.43	7.914	632	78.29
ARM - 5 Year/6 Month	11	2,163,698	0.38	7.402	654	78.73
ARM - 5 Year/6 Month IO	40	8,711,663	1.53	7.758	666	75.98
ARM - 5 Year/6 Month 30/40 Balloon	1	279,733	0.05	7.475	728	80.00
Total:	3,657	567,554,421	100.00	8.137	640	81.39

IO Terms
IO Terms (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	2,293	257,867,002	45.43	8.580	633	83.09
24	1	44,000	0.01	7.000	717	100.00
60	1,363	309,643,418	54.56	7.768	645	79.96
Total:	3,657	567,554,421	100.00	8.137	640	81.39

Principal Balance at Origination
Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	623	20,651,791	3.64	10.872	633	95.90
50,000.01 - 100,000.00	698	52,491,195	9.25	9.189	626	85.09
100,000.01 - 150,000.00	841	104,467,919	18.41	8.197	631	81.13
150,000.01 - 200,000.00	562	97,651,435	17.21	7.897	638	80.29
200,000.01 - 250,000.00	354	78,966,839	13.91	7.913	636	79.97
250,000.01 - 300,000.00	219	60,142,100	10.60	7.676	645	80.88
300,000.01 - 350,000.00	131	42,324,849	7.46	7.866	649	79.97
350,000.01 - 400,000.00	87	32,355,749	5.70	7.610	648	80.64
400,000.01 - 450,000.00	38	16,250,737	2.86	7.694	660	79.93
450,000.01 - 500,000.00	32	15,188,275	2.68	8.143	634	80.44
500,000.01 - 550,000.00	25	13,070,154	2.30	7.648	660	80.94
550,000.01 - 600,000.00	20	11,526,199	2.03	8.137	635	80.39
600,000.01 - 650,000.00	7	4,437,667	0.78	8.073	633	83.11
650,000.01 - 700,000.00	2	1,363,200	0.24	7.109	677	80.00
700,000.01 - 750,000.00	1	720,000	0.13	7.475	711	80.00
750,000.01 - 800,000.00	5	3,843,849	0.68	7.618	669	80.00
800,000.01 - 850,000.00	2	1,661,250	0.29	7.996	673	77.40
850,000.01 - 900,000.00	3	2,605,515	0.46	7.582	709	65.49
900,000.01 - 950,000.00	1	949,394	0.17	8.250	686	67.86
950,000.01 - 1,000,000.00	3	2,999,200	0.53	7.538	675	77.29
equal to or greater than 1,000,000.01	3	3,887,103	0.68	8.244	699	80.00
Total:	3,657	567,554,421	100.00	8.137	640	81.39

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	625	20,750,991	3.66	10.865	633	95.87
50,000.01 - 100,000.00	697	52,491,955	9.25	9.185	626	85.07
100,000.01 - 150,000.00	842	104,627,308	18.43	8.198	631	81.13
150,000.01 - 200,000.00	562	97,787,917	17.23	7.894	638	80.29
200,000.01 - 250,000.00	352	78,571,008	13.84	7.915	636	79.97
250,000.01 - 300,000.00	219	60,142,100	10.60	7.676	645	80.88
300,000.01 - 350,000.00	132	42,674,704	7.52	7.873	649	80.06
350,000.01 - 400,000.00	86	32,005,894	5.64	7.597	648	80.53
400,000.01 - 450,000.00	38	16,250,737	2.86	7.694	660	79.93
450,000.01 - 500,000.00	32	15,188,275	2.68	8.143	634	80.44
500,000.01 - 550,000.00	26	13,608,474	2.40	7.696	656	80.69
550,000.01 - 600,000.00	19	10,987,879	1.94	8.101	638	80.67
600,000.01 - 650,000.00	7	4,437,667	0.78	8.073	633	83.11
650,000.01 - 700,000.00	2	1,363,200	0.24	7.109	677	80.00
700,000.01 - 750,000.00	1	720,000	0.13	7.475	711	80.00
750,000.01 - 800,000.00	5	3,843,849	0.68	7.618	669	80.00
800,000.01 - 850,000.00	2	1,661,250	0.29	7.996	673	77.40
850,000.01 - 900,000.00	3	2,605,515	0.46	7.582	709	65.49
900,000.01 - 950,000.00	1	949,394	0.17	8.250	686	67.86
950,000.01 - 1,000,000.00	3	2,999,200	0.53	7.538	675	77.29
equal to or greater than 1,000,000.01	3	3,887,103	0.68	8.244	699	80.00
Total:	3,657	567,554,421	100.00	8.137	640	81.39

Remaining Term
Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
121 - 180	731	32,861,664	5.79	10.907	649	98.89
181 - 240	46	2,141,407	0.38	10.968	661	99.46
301 - 360	2,880	532,551,350	93.83	7.955	639	80.23
Total:	3,657	567,554,421	100.00	8.137	640	81.39

Mortgage Rate
Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.500 - 5.999	4	804,321	0.14	5.760	675	80.00
6.000 - 6.499	62	14,299,291	2.52	6.239	673	79.49
6.500 - 6.999	261	61,598,555	10.85	6.733	669	78.97
7.000 - 7.499	396	83,177,719	14.66	7.213	660	79.19
7.500 - 7.999	659	131,838,492	23.23	7.713	647	79.20
8.000 - 8.499	507	91,076,913	16.05	8.189	631	79.62
8.500 - 8.999	492	80,760,575	14.23	8.703	615	80.07
9.000 - 9.499	242	32,652,895	5.75	9.199	608	84.05
9.500 - 9.999	295	33,110,475	5.83	9.682	615	88.82
10.000 - 10.499	186	13,037,769	2.30	10.173	629	92.93
10.500 - 10.999	109	6,806,201	1.20	10.693	642	96.86
11.000 - 11.499	116	5,766,080	1.02	11.186	651	98.57
11.500 - 11.999	122	5,437,558	0.96	11.638	630	98.66
12.000 - 12.499	85	3,362,294	0.59	12.124	612	99.93
12.500 - 12.999	79	2,650,573	0.47	12.679	594	99.73
13.000 - 13.499	35	942,593	0.17	13.093	591	99.94
13.500 - 13.999	5	147,907	0.03	13.584	591	100.00
14.000 - 14.499	2	84,211	0.01	14.000	584	100.00
Total:	3,657	567,554,421	100.00	8.137	640	81.39

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
less than or equal to 50.00	47	6,210,792	1.09	8.043	655	40.87
50.01 - 55.00	15	2,652,878	0.47	8.328	591	52.47
55.01 - 60.00	30	3,630,251	0.64	8.197	605	58.18
60.01 - 65.00	37	6,620,887	1.17	8.183	610	63.38
65.01 - 70.00	61	11,901,511	2.10	8.018	629	68.64
70.01 - 75.00	89	19,335,316	3.41	8.423	614	74.01
75.01 - 80.00	2,161	408,211,552	71.92	7.726	645	79.94
80.01 - 85.00	93	17,504,177	3.08	8.784	598	84.50
85.01 - 90.00	149	25,622,035	4.51	9.008	621	89.68
90.01 - 95.00	103	13,831,504	2.44	9.034	643	94.80
95.01 - 100.00	872	52,033,517	9.17	10.388	642	99.93
Total:	3,657	567,554,421	100.00	8.137	640	81.39

FICO Score at Origination
FICO Score At Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
525 - 549	40	5,975,341	1.05	9.019	545	75.12
550 - 574	168	28,326,753	4.99	8.936	565	77.94
575 - 599	684	89,787,560	15.82	8.795	589	81.67
600 - 624	796	105,089,886	18.52	8.339	611	81.92
625 - 649	671	104,470,163	18.41	7.992	639	81.86
650 - 674	653	110,530,021	19.47	7.812	661	81.41
675 - 699	374	68,595,082	12.09	7.675	686	81.82
700 - 724	157	32,529,601	5.73	7.802	711	81.17
725 - 749	54	11,049,771	1.95	7.394	735	81.65
750 - 774	44	7,984,776	1.41	7.597	760	81.92
775 - 799	12	2,646,034	0.47	7.486	781	70.87
800 - 824	4	569,434	0.10	7.591	804	81.36
Total:	3,657	567,554,421	100.00	8.137	640	81.39

Geographic Distribution*
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	452	136,051,459	23.97	7.736	660	80.24
Minnesota	459	61,254,575	10.79	8.036	635	81.73
Arizona	217	38,035,273	6.70	8.005	638	80.64
Florida	205	35,580,935	6.27	8.288	640	80.55
Illinois	185	26,686,909	4.70	8.506	642	81.60
Texas	223	26,601,869	4.69	7.778	640	81.27
Maryland	109	22,002,021	3.88	8.299	631	81.91
Wisconsin	245	21,059,491	3.71	8.814	626	83.91
Ohio	213	18,858,074	3.32	8.342	627	83.86
Nevada	72	17,616,378	3.10	7.681	637	80.06
Michigan	168	16,595,350	2.92	8.821	628	82.60
Washington	102	16,077,870	2.83	7.973	655	81.59
Virginia	71	15,274,000	2.69	8.208	635	82.21
Colorado	87	14,404,172	2.54	7.961	624	81.27
Georgia	107	12,770,572	2.25	8.641	622	83.01
Tennessee	79	9,762,705	1.72	7.982	627	82.31
Missouri	87	7,385,707	1.30	8.958	617	84.17
Pennsylvania	56	6,704,602	1.18	8.788	629	86.17
Indiana	71	6,543,715	1.15	8.667	630	85.19
Kentucky	64	6,073,139	1.07	8.596	617	83.00
North Carolina	45	5,242,649	0.92	8.634	614	81.15
Oregon	31	4,876,689	0.86	7.874	633	79.36
New Jersey	17	4,419,283	0.78	8.306	634	81.50
South Carolina	29	3,979,874	0.70	8.349	621	80.59
Louisiana	29	3,714,003	0.65	8.861	616	80.41
Idaho	20	3,144,170	0.55	8.145	649	81.06
New Mexico	23	2,818,667	0.50	8.440	629	81.82
Utah	20	2,674,797	0.47	8.425	632	81.76
District of Columbia	10	2,426,575	0.43	8.401	676	76.96
New York	16	2,350,637	0.41	8.557	639	76.76
Arkansas	20	2,299,442	0.41	8.904	604	83.75
Iowa	28	2,195,230	0.39	8.787	618	82.86
Connecticut	13	1,901,994	0.34	8.234	632	80.69
Mississippi	13	1,388,147	0.24	8.028	649	84.43
*Geographic Distribution continued on the next page

Geographic Distribution (Continued)
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Hawaii	4	1,071,939	0.19	8.388	609	72.82
Oklahoma	10	891,772	0.16	8.694	602	82.38
Alabama	8	850,527	0.15	9.188	623	85.04
Kansas	9	830,803	0.15	9.220	621	88.88
Delaware	4	681,681	0.12	8.659	579	74.69
Montana	6	660,393	0.12	9.590	592	85.17
Massachusetts	4	642,327	0.11	9.356	606	80.53
West Virginia	7	632,289	0.11	9.034	609	82.48
Wyoming	5	623,896	0.11	8.152	596	80.00
New Hampshire	3	598,973	0.11	7.748	629	72.98
Vermont	2	344,868	0.06	9.571	574	47.07
Nebraska	3	294,445	0.05	7.888	671	82.37
South Dakota	2	231,331	0.04	9.529	584	86.03
North Dakota	2	188,558	0.03	7.091	696	80.00
Rhode Island	1	174,733	0.03	7.375	684	70.00
Maine	1	64,910	0.01	7.875	574	27.66
Total:	3,657	567,554,421	100.00	8.137	640	81.39

Occupancy Status
Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	3,568	554,071,362	97.62	8.124	639	81.52
Investment	76	12,184,688	2.15	8.658	666	75.98
Second Home	13	1,298,371	0.23	8.747	638	74.25
Total:	3,657	567,554,421	100.00	8.137	640	81.39

Documentation Type
Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Full Documentation	2,500	341,404,253	60.15	8.154	624	81.77
Limited Documentation	1,129	220,845,068	38.91	8.102	662	80.79
No Documentation	28	5,305,100	0.93	8.479	699	81.34
Total:	3,657	567,554,421	100.00	8.137	640	81.39

Loan Purpose
Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Purchase	2,684	418,777,198	73.79	8.038	647	82.21
Refinance - Cashout	784	124,240,256	21.89	8.407	619	78.81
Refinance - Rate Term	189	24,536,967	4.32	8.461	622	80.32
Total:	3,657	567,554,421	100.00	8.137	640	81.39

Property Type
Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	2,412	344,876,223	60.77	8.293	636	81.50
PUD	877	166,751,194	29.38	7.798	644	81.44
Condo	261	37,725,807	6.65	8.079	646	80.86
2-4 Family	104	17,811,841	3.14	8.414	663	79.72
Townhouse	2	202,355	0.04	8.811	607	85.11
Modular	1	187,000	0.03	7.750	583	79.57
Total:	3,657	567,554,421	100.00	8.137	640	81.39

Rate Adjustment*
Month & Year of Next Rate Adjustment	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
October 2006	1	274,970	0.05	8.125	592	80.00
November 2006	1	91,891	0.02	8.625	614	80.00
December 2006	6	1,807,743	0.36	7.524	652	74.88
April 2007	4	937,143	0.18	8.096	634	79.99
May 2007	4	1,072,738	0.21	8.747	631	77.84
June 2007	11	2,725,283	0.54	7.837	650	80.45
July 2007	3	547,200	0.11	7.804	574	80.00
September 2007	1	131,400	0.03	8.500	681	90.00
November 2007	2	439,250	0.09	8.012	583	86.50
December 2007	3	693,832	0.14	8.460	597	78.12
January 2008	4	1,457,631	0.29	7.532	669	78.22
February 2008	10	2,014,567	0.40	7.898	631	81.04
March 2008	102	19,990,513	3.93	8.011	638	80.60
April 2008	488	91,721,894	18.05	7.908	640	80.29
May 2008	774	141,580,810	27.86	7.960	639	80.39
June 2008	664	127,454,742	25.08	8.014	635	80.25
July 2008	143	27,667,089	5.44	8.135	637	81.83
November 2008	1	46,104	0.01	7.250	590	80.00
December 2008	2	79,823	0.02	9.001	576	56.84
January 2009	2	401,898	0.08	6.752	627	80.00
February 2009	1	111,966	0.02	8.125	600	80.00
March 2009	16	3,465,520	0.68	7.617	677	78.41
April 2009	80	13,944,475	2.74	7.793	649	80.61
May 2009	151	27,109,894	5.33	7.794	637	80.33
June 2009	149	27,066,844	5.33	7.891	637	80.16
July 2009	27	4,191,576	0.82	7.925	643	80.04
February 2011	1	152,250	0.03	7.000	647	75.00
March 2011	2	495,572	0.10	6.705	684	80.00
April 2011	6	2,144,332	0.42	8.350	675	67.44
May 2011	16	2,856,669	0.56	7.903	660	78.69
June 2011	22	3,831,659	0.75	7.614	657	78.35
July 2011	5	1,674,612	0.33	6.956	677	80.00
Total:	2,702	508,181,889	100.00	7.948	639	80.29
*ARM Loans Only

Gross Margin*
Gross Margin (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.500 - 1.999	1	246,300	0.05	6.500	641	79.98
2.000 - 2.499	1	152,250	0.03	7.000	647	75.00
2.500 - 2.999	1	316,287	0.06	7.875	676	80.00
3.500 - 3.999	32	5,254,304	1.03	8.170	607	61.32
4.000 - 4.499	668	130,587,676	25.70	7.657	646	79.44
4.500 - 4.999	28	4,610,596	0.91	7.771	638	77.65
5.000 - 5.499	1,402	262,146,945	51.59	7.855	639	78.93
5.500 - 5.999	235	51,989,562	10.23	8.396	637	83.60
6.000 - 6.499	66	10,272,933	2.02	8.392	636	84.72
6.500 - 6.999	200	32,796,833	6.45	8.759	632	90.43
7.000 - 7.499	33	4,330,845	0.85	8.813	605	83.58
7.500 - 7.999	30	4,343,403	0.85	8.785	614	83.08
8.000 - 8.499	3	987,015	0.19	8.597	568	83.42
8.500 - 8.999	2	146,940	0.03	9.072	543	74.61
Total:	2,702	508,181,889	100.00	7.948	639	80.29
*ARM Loans Only

Maximum Mortgage Rate*
Maximum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
11.000 - 11.499	1	247,284	0.05	6.200	664	80.00
11.500 - 11.999	4	804,321	0.16	5.760	675	80.00
12.000 - 12.499	62	14,204,257	2.80	6.248	673	79.43
12.500 - 12.999	239	56,930,390	11.20	6.729	670	79.23
13.000 - 13.499	373	79,664,586	15.68	7.216	661	79.14
13.500 - 13.999	619	122,419,412	24.09	7.702	646	79.27
14.000 - 14.499	480	89,840,406	17.68	8.168	631	79.75
14.500 - 14.999	464	79,405,424	15.63	8.686	615	79.97
15.000 - 15.499	201	29,877,334	5.88	9.224	605	83.96
15.500 - 15.999	175	25,420,861	5.00	9.704	603	86.84
16.000 - 16.499	45	5,613,980	1.10	10.156	591	87.04
16.500 - 16.999	29	2,848,530	0.56	10.628	606	93.10
17.000 - 17.499	6	525,025	0.10	11.181	591	97.79
17.500 - 17.999	3	332,593	0.07	11.660	559	84.69
18.000 - 18.499	1	47,486	0.01	12.000	592	100.00
Total:	2,702	508,181,889	100.00	7.948	639	80.29
*ARM Loans Only

Minimum Mortgage Rate*
Minimum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
2.000 - 2.499	1	152,250	0.03	7.000	647	75.00
3.500 - 3.999	1	135,572	0.03	7.250	687	80.00
5.500 - 5.999	4	804,321	0.16	5.760	675	80.00
6.000 - 6.499	62	14,299,291	2.81	6.239	673	79.49
6.500 - 6.999	243	58,187,854	11.45	6.731	669	79.25
7.000 - 7.499	374	80,172,110	15.78	7.215	660	79.14
7.500 - 7.999	627	126,133,705	24.82	7.720	646	79.25
8.000 - 8.499	474	86,897,447	17.10	8.189	630	79.65
8.500 - 8.999	456	76,789,570	15.11	8.704	615	80.04
9.000 - 9.499	199	29,219,594	5.75	9.202	605	84.10
9.500 - 9.999	177	25,739,915	5.07	9.702	603	86.86
10.000 - 10.499	45	5,613,980	1.10	10.156	591	87.04
10.500 - 10.999	28	2,798,176	0.55	10.642	606	93.34
11.000 - 11.499	7	858,025	0.17	11.159	612	94.77
11.500 - 11.999	3	332,593	0.07	11.660	559	84.69
12.000 - 12.499	1	47,486	0.01	12.000	592	100.00
Total:	2,702	508,181,889	100.00	7.948	639	80.29
*ARM Loans Only

Initial Periodic Rate Cap*
Initial Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	4	1,320,944	0.26	6.669	658	73.99
2.000	20	5,081,704	1.00	8.049	636	79.78
3.000	2,674	501,090,087	98.60	7.951	639	80.31
5.000	1	152,250	0.03	7.000	647	75.00
6.000	3	536,905	0.11	7.480	698	80.00
Total:	2,702	508,181,889	100.00	7.948	639	80.29
*ARM Loans Only

Subsequent Periodic Rate Cap*
Subsequent Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	2,689	505,139,005	99.40	7.952	639	80.29
1.500	9	2,133,979	0.42	7.155	609	79.27
2.000	4	908,905	0.18	7.478	683	80.00
Total:	2,702	508,181,889	100.00	7.948	639	80.29
*ARM Loans Only

Lifetime Periodic Cap*
Lifetime Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.000 - 5.499	5	876,364	0.17	7.788	628	82.20
5.500 - 5.999	1	321,203	0.06	7.500	660	80.00
6.000 - 6.499	2,675	499,713,372	98.33	7.953	639	80.30
6.500 - 6.999	8	3,459,634	0.68	7.880	664	77.85
7.000 - 7.499	13	3,811,316	0.75	7.431	636	80.00
Total:	2,702	508,181,889	100.00	7.948	639	80.29
*ARM Loans Only

Original Prepayment Charge Term
Prepayment Penalty Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	896	125,440,981	22.10	8.557	637	82.14
12	153	34,374,088	6.06	8.368	643	80.81
24	1,741	283,651,936	49.98	8.033	641	81.27
30	1	119,700	0.02	8.625	605	95.00
36	809	116,111,044	20.46	7.915	638	80.95
48	56	7,807,062	1.38	7.437	630	82.11
60	1	49,609	0.01	9.250	602	100.00
Total:	3,657	567,554,421	100.00	8.137	640	81.39

SUMMARY - GROUP I POOL*
Number of Mortgage Loans	2,778	Index Type:
Aggregate Principal Balance	$367,503,114	6 Month LIBOR:	88.75%
Conforming Principal Balance Loans	$367,503,114	Fixed Rate:	11.25%
Average Principal Balance:	$132,291	W.A. Initial Periodic Cap:	2.992%
Range:	$11,542 - $507,014	W.A. Subsequent Periodic Cap:	1.005%
W.A. Coupon:	8.277%	W.A. Lifetime Rate Cap:	6.004%
Range:	6.000% - 14.000%	Property Type:
W.A. Gross Margin:	5.237%	Single Family:	68.87%
Range:	1.677% - 8.875%	PUD:	19.91%
W.A. Remaining Term (months):	346	Condo:	7.00%
Range (months):	169 - 360	2-4 Family:	4.11%
W.A. Seasoning (months):	2	Townhouse:	0.06%
Latest Maturity Date:	July 1, 2036	Modular:	0.05%
State Concentration (Top 5):		Occupancy Status:
California:	15.15%	Primary:	97.24%
Minnesota:	13.91%	Investment:	2.47%
Arizona:	6.80%	Second Home:	0.29%
Illinois:	6.05%	Documentation Status:
Wisconsin:	5.56%	Full:	65.06%
W.A. Original Combined LTV:	81.24%	Limited:	34.42%
Range:	8.00% - 100.00%	None:	0.51%
First Liens:	93.56%	Non-Zero W.A. Prepayment Penalty - Term (months):	27
Second Liens:	6.44%	Loans with Prepay Penalties:	77.72%
Non-Balloon Loans:	88.39%	Interest Only Loans:	47.90%
Non-Zero W.A. FICO Score:	634	Non-Zero W.A. Interest Only Term (months):	60
* Subject to a permitted variance of +/- 10%

Collateral Type
Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 15 Year	14	613,882	0.17	9.846	607	73.82
Fixed - 20 Year	11	370,723	0.10	11.062	652	98.19
Fixed - 30 Year	124	16,077,442	4.37	8.277	636	79.11
Balloon - 15/30	587	22,096,293	6.01	11.070	642	99.58
Balloon - 20/30	27	1,026,892	0.28	11.418	636	99.52
Balloon - 30/40	8	1,146,847	0.31	8.259	626	75.54
ARM - 6 Month	2	228,812	0.06	8.700	578	51.79
ARM - 6 Month IO	3	939,000	0.26	8.456	670	77.05
ARM - 6 Month 30/40	1	274,970	0.07	8.125	592	80.00
ARM - 1 Year/6 Month	7	1,194,123	0.32	8.676	597	79.07
ARM - 1 Year/6 Month IO	8	1,952,720	0.53	8.009	637	80.00
ARM - 2 Year/6 Month	852	109,151,369	29.70	8.358	624	81.15
ARM - 2 Year/6 Month IO	729	143,907,327	39.16	7.891	639	79.71
ARM - 2 Year/6 Month 30/40 Balloon	80	15,582,881	4.24	8.088	623	77.95
ARM - 3 Year/6 Month	134	19,297,616	5.25	8.019	639	80.13
ARM - 3 Year/6 Month IO	140	24,442,836	6.65	7.928	642	79.81
ARM - 3 Year/6 Month 30/40 Balloon	13	2,273,589	0.62	7.967	631	78.18
ARM - 5 Year/6 Month	9	1,864,535	0.51	7.500	651	78.58
ARM - 5 Year/6 Month IO	28	4,781,524	1.30	7.944	644	77.22
ARM - 5 Year/6 Month 30/40 Balloon	1	279,733	0.08	7.475	728	80.00
Total:	2,778	367,503,114	100.00	8.277	634	81.24

IO Terms
IO Terms (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	1,870	191,479,708	52.10	8.621	629	82.71
24	1	44,000	0.01	7.000	717	100.00
60	907	175,979,407	47.89	7.902	640	79.64
Total:	2,778	367,503,114	100.00	8.277	634	81.24

Principal Balance at Origination
Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	568	18,679,658	5.08	10.881	633	96.06
50,000.01 - 100,000.00	587	43,448,898	11.82	9.124	623	84.20
100,000.01 - 150,000.00	639	79,239,667	21.56	8.225	627	80.42
150,000.01 - 200,000.00	426	74,330,153	20.23	7.908	637	79.81
200,000.01 - 250,000.00	258	57,429,059	15.63	8.019	631	79.41
250,000.01 - 300,000.00	140	38,270,953	10.41	7.812	641	80.54
300,000.01 - 350,000.00	88	28,526,315	7.76	8.015	647	79.01
350,000.01 - 400,000.00	59	21,888,528	5.96	7.736	646	80.52
400,000.01 - 450,000.00	10	4,178,870	1.14	7.853	648	79.23
450,000.01 - 500,000.00	1	500,000	0.14	8.750	712	45.45
500,000.01 - 550,000.00	2	1,011,014	0.28	7.750	690	85.01
Total:	2,778	367,503,114	100.00	8.277	634	81.24

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	570	18,778,858	5.11	10.874	633	96.02
50,000.01 - 100,000.00	586	43,449,657	11.82	9.119	623	84.18
100,000.01 - 150,000.00	638	79,139,708	21.53	8.226	627	80.42
150,000.01 - 200,000.00	428	74,725,985	20.33	7.906	637	79.81
200,000.01 - 250,000.00	256	57,033,228	15.52	8.022	631	79.41
250,000.01 - 300,000.00	140	38,270,953	10.41	7.812	641	80.54
300,000.01 - 350,000.00	89	28,876,170	7.86	8.024	647	79.15
350,000.01 - 400,000.00	58	21,538,673	5.86	7.720	646	80.37
400,000.01 - 450,000.00	10	4,178,870	1.14	7.853	648	79.23
450,000.01 - 500,000.00	1	500,000	0.14	8.750	712	45.45
500,000.01 - 550,000.00	2	1,011,014	0.28	7.750	690	85.01
Total:	2,778	367,503,114	100.00	8.277	634	81.24

Remaining Term
Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
121 - 180	601	22,710,175	6.18	11.037	642	98.88
181 - 240	38	1,397,615	0.38	11.324	640	99.17
301 - 360	2,139	343,395,325	93.44	8.082	634	80.00
Total:	2,778	367,503,114	100.00	8.277	634	81.24

Mortgage Rate
Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
6.000 - 6.499	29	5,978,552	1.63	6.241	676	79.13
6.500 - 6.999	143	28,848,877	7.85	6.736	673	78.27
7.000 - 7.499	269	51,279,584	13.95	7.210	661	78.96
7.500 - 7.999	471	83,823,911	22.81	7.726	643	79.04
8.000 - 8.499	391	60,923,079	16.58	8.184	626	79.13
8.500 - 8.999	407	59,341,324	16.15	8.697	611	79.33
9.000 - 9.499	200	23,679,362	6.44	9.199	606	83.11
9.500 - 9.999	245	24,898,647	6.78	9.688	612	87.82
10.000 - 10.499	149	9,438,412	2.57	10.167	619	92.41
10.500 - 10.999	90	5,101,652	1.39	10.703	637	95.81
11.000 - 11.499	95	4,219,215	1.15	11.194	647	98.28
11.500 - 11.999	105	3,988,290	1.09	11.630	629	98.72
12.000 - 12.499	77	2,791,111	0.76	12.130	610	99.91
12.500 - 12.999	69	2,137,001	0.58	12.680	596	99.73
13.000 - 13.499	32	858,198	0.23	13.095	591	99.93
13.500 - 13.999	5	147,907	0.04	13.584	591	100.00
14.000 - 14.499	1	47,991	0.01	14.000	584	100.00
Total:	2,778	367,503,114	100.00	8.277	634	81.24

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	39	4,692,233	1.28	8.055	627	38.70
50.01 - 55.00	14	2,582,964	0.70	8.323	592	52.43
55.01 - 60.00	28	3,455,444	0.94	8.185	604	58.17
60.01 - 65.00	33	5,849,691	1.59	8.259	605	63.42
65.01 - 70.00	52	8,846,430	2.41	8.128	618	68.83
70.01 - 75.00	64	10,368,705	2.82	8.511	610	73.83
75.01 - 80.00	1,565	256,948,919	69.92	7.856	640	79.93
80.01 - 85.00	75	11,732,359	3.19	8.799	598	84.45
85.01 - 90.00	119	18,398,699	5.01	9.037	621	89.65
90.01 - 95.00	80	8,783,228	2.39	9.162	639	94.87
95.01 - 100.00	709	35,844,442	9.75	10.521	637	99.93
Total:	2,778	367,503,114	100.00	8.277	634	81.24

FICO Score at Origination
FICO Score At Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
525 - 549	35	4,918,569	1.34	9.058	545	73.65
550 - 574	144	21,909,786	5.96	8.952	564	76.73
575 - 599	564	66,588,733	18.12	8.864	589	81.46
600 - 624	632	74,172,050	20.18	8.445	611	81.69
625 - 649	509	68,281,486	18.58	8.190	639	82.02
650 - 674	453	62,951,004	17.13	7.920	661	81.53
675 - 699	269	41,022,223	11.16	7.681	686	81.86
700 - 724	99	15,613,638	4.25	7.716	711	79.77
725 - 749	36	6,189,665	1.68	7.512	737	82.02
750 - 774	26	4,230,914	1.15	7.744	761	83.53
775 - 799	7	1,055,613	0.29	7.052	784	80.77
800 - 824	4	569,434	0.15	7.591	804	81.36
Total:	2,778	367,503,114	100.00	8.277	634	81.24

Geographic Distribution*
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	227	55,663,456	15.15	7.775	651	78.98
Minnesota	401	51,122,632	13.91	8.071	634	81.74
Arizona	153	24,991,063	6.80	8.106	636	79.94
Illinois	165	22,230,763	6.05	8.578	641	81.07
Wisconsin	239	20,427,278	5.56	8.829	626	83.96
Florida	129	19,158,694	5.21	8.356	634	79.11
Texas	136	15,491,345	4.22	7.859	641	81.23
Maryland	86	14,678,431	3.99	8.389	631	80.80
Michigan	151	13,311,471	3.62	8.847	622	83.60
Washington	91	12,920,229	3.52	7.935	651	81.38
Colorado	71	10,650,891	2.90	8.112	618	81.86
Virginia	56	10,623,761	2.89	8.220	631	80.86
Nevada	46	10,132,543	2.76	7.846	629	80.04
Ohio	131	9,691,722	2.64	8.895	626	85.16
Georgia	83	9,114,611	2.48	8.692	623	81.83
Missouri	78	6,183,396	1.68	8.900	621	84.58
Indiana	68	6,178,275	1.68	8.763	628	85.51
Tennessee	55	5,991,896	1.63	8.228	626	83.51
Pennsylvania	50	5,799,224	1.58	8.760	630	85.28
Kentucky	57	5,356,876	1.46	8.733	615	83.18
North Carolina	36	3,980,054	1.08	8.783	612	81.97
Oregon	23	3,355,930	0.91	8.120	628	80.08
New Jersey	13	3,003,943	0.82	8.235	640	80.89
Idaho	16	2,422,637	0.66	8.209	662	82.48
New York	15	2,265,743	0.62	8.563	638	76.98
Utah	18	2,093,992	0.57	8.320	629	81.24
South Carolina	19	2,058,095	0.56	8.611	618	80.82
Iowa	25	1,932,919	0.53	8.785	615	83.34
Connecticut	13	1,901,994	0.52	8.234	632	80.69
District of Columbia	7	1,766,565	0.48	8.222	663	73.51
Louisiana	18	1,685,959	0.46	9.098	610	80.59
Arkansas	18	1,569,792	0.43	9.251	597	84.93
New Mexico	12	1,279,531	0.35	8.534	633	83.05
Mississippi	10	1,046,190	0.28	7.912	645	83.31
*Geographic Distribution continued on the next page

Geographic Distribution (Continued)
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Oklahoma	10	891,772	0.24	8.694	602	82.38
Kansas	9	830,803	0.23	9.220	621	88.88
Hawaii	3	784,739	0.21	8.393	597	70.20
Delaware	4	681,681	0.19	8.659	579	74.69
Massachusetts	4	642,327	0.17	9.356	606	80.53
New Hampshire	3	598,973	0.16	7.748	629	72.98
Alabama	5	490,744	0.13	9.972	603	91.10
West Virginia	6	460,618	0.13	8.720	634	81.54
Montana	4	454,835	0.12	9.630	579	83.39
Vermont	2	344,868	0.09	9.571	574	47.07
Nebraska	3	294,445	0.08	7.888	671	82.37
Wyoming	3	285,874	0.08	8.037	595	80.00
South Dakota	2	231,331	0.06	9.529	584	86.03
North Dakota	2	188,558	0.05	7.091	696	80.00
Rhode Island	1	174,733	0.05	7.375	684	70.00
Maine	1	64,910	0.02	7.875	574	27.66
Total:	2,778	367,503,114	100.00	8.277	634	81.24

Occupancy Status
Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	2,706	357,365,108	97.24	8.262	634	81.44
Investment	61	9,076,082	2.47	8.794	657	74.84
Second Home	11	1,061,924	0.29	8.807	614	69.94
Total:	2,778	367,503,114	100.00	8.277	634	81.24

Documentation Type
Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Full Documentation	1,958	239,105,053	65.06	8.325	620	81.68
Limited Documentation	809	126,512,704	34.42	8.177	660	80.43
No Documentation	11	1,885,357	0.51	8.861	686	79.17
Total:	2,778	367,503,114	100.00	8.277	634	81.24

Loan Purpose
Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Purchase	1,897	243,348,399	66.22	8.200	642	82.59
Refinance - Cashout	709	104,486,102	28.43	8.420	618	78.23
Refinance - Rate Term	172	19,668,613	5.35	8.466	622	80.54
Total:	2,778	367,503,114	100.00	8.277	634	81.24

Property Type
Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	2,042	253,116,503	68.87	8.367	631	81.47
PUD	451	73,174,277	19.91	7.954	637	81.11
Condo	193	25,735,186	7.00	8.211	641	80.68
2-4 Family	89	15,087,793	4.11	8.437	657	78.95
Townhouse	2	202,355	0.06	8.811	607	85.11
Modular	1	187,000	0.05	7.750	583	79.57
Total:	2,778	367,503,114	100.00	8.277	634	81.24

Rate Adjustment*
Month & Year of Next Rate Adjustment	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
October 2006	1	274,970	0.08	8.125	592	80.00
November 2006	1	91,891	0.03	8.625	614	80.00
December 2006	4	1,075,921	0.33	8.493	655	71.43
April 2007	3	425,793	0.13	8.963	598	80.00
May 2007	4	1,072,738	0.33	8.747	631	77.84
June 2007	6	1,307,512	0.40	7.827	635	80.93
July 2007	2	340,800	0.10	7.533	569	80.00
September 2007	1	131,400	0.04	8.500	681	90.00
November 2007	2	439,250	0.13	8.012	583	86.50
December 2007	2	543,210	0.17	7.582	607	76.09
January 2008	2	273,531	0.08	7.661	627	74.53
February 2008	8	1,312,280	0.40	7.703	648	79.72
March 2008	83	13,890,296	4.26	8.024	641	79.51
April 2008	408	67,563,717	20.71	7.981	637	80.29
May 2008	586	93,363,122	28.62	8.113	631	80.43
June 2008	470	75,605,892	23.18	8.110	630	79.39
July 2008	99	15,518,880	4.76	8.477	625	82.94
November 2008	1	46,104	0.01	7.250	590	80.00
December 2008	2	79,823	0.02	9.001	576	56.84
January 2009	2	401,898	0.12	6.752	627	80.00
February 2009	1	111,966	0.03	8.125	600	80.00
March 2009	15	2,868,120	0.88	7.642	679	78.09
April 2009	57	9,038,446	2.77	8.092	645	80.79
May 2009	95	15,265,402	4.68	8.017	636	79.89
June 2009	96	15,357,080	4.71	7.979	634	79.53
July 2009	18	2,845,201	0.87	7.730	652	81.02
February 2011	1	152,250	0.05	7.000	647	75.00
March 2011	2	495,572	0.15	6.705	684	80.00
April 2011	3	570,996	0.18	8.336	634	72.39
May 2011	14	2,487,521	0.76	8.006	654	78.49
June 2011	15	2,227,126	0.68	8.001	631	76.82
July 2011	3	992,328	0.30	7.230	673	80.00
Total:	2,007	326,171,036	100.00	8.072	634	80.06
*ARM Loans Only

Gross Margin*
Gross Margin (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.500 - 1.999	1	246,300	0.08	6.500	641	79.98
2.000 - 2.499	1	152,250	0.05	7.000	647	75.00
3.500 - 3.999	30	4,929,117	1.51	8.180	607	61.66
4.000 - 4.499	531	91,652,366	28.10	7.763	642	79.33
4.500 - 4.999	24	4,021,681	1.23	7.855	635	77.32
5.000 - 5.499	974	157,262,426	48.21	7.989	634	78.52
5.500 - 5.999	176	29,569,679	9.07	8.595	625	84.45
6.000 - 6.499	55	7,545,778	2.31	8.306	642	83.15
6.500 - 6.999	157	23,294,051	7.14	8.883	630	90.35
7.000 - 7.499	29	3,605,117	1.11	8.843	606	83.42
7.500 - 7.999	25	2,949,015	0.90	9.019	595	82.39
8.000 - 8.499	2	796,317	0.24	8.471	568	81.84
8.500 - 8.999	2	146,940	0.05	9.072	543	74.61
Total:	2,007	326,171,036	100.00	8.072	634	80.06
*ARM Loans Only

Maximum Mortgage Rate*
Maximum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
11.000 - 11.499	1	247,284	0.08	6.200	664	80.00
12.000 - 12.499	29	5,883,519	1.80	6.262	675	78.99
12.500 - 12.999	131	26,940,036	8.26	6.733	675	78.66
13.000 - 13.499	256	49,033,549	15.03	7.212	662	78.94
13.500 - 13.999	449	79,541,604	24.39	7.726	641	79.16
14.000 - 14.499	365	58,021,108	17.79	8.166	625	79.31
14.500 - 14.999	383	57,494,029	17.63	8.692	610	79.26
15.000 - 15.499	169	21,753,486	6.67	9.237	605	83.26
15.500 - 15.999	152	19,609,741	6.01	9.714	603	86.20
16.000 - 16.499	38	4,516,365	1.38	10.171	592	87.09
16.500 - 16.999	25	2,375,834	0.73	10.631	606	91.73
17.000 - 17.499	6	525,025	0.16	11.181	591	97.79
17.500 - 17.999	2	181,971	0.06	11.690	558	84.07
18.000 - 18.499	1	47,486	0.01	12.000	592	100.00
Total:	2,007	326,171,036	100.00	8.072	634	80.06
*ARM Loans Only

Minimum Mortgage Rate*
Minimum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
2.000 - 2.499	1	152,250	0.05	7.000	647	75.00
3.500 - 3.999	1	135,572	0.04	7.250	687	80.00
6.000 - 6.499	29	5,978,552	1.83	6.241	676	79.13
6.500 - 6.999	133	27,254,136	8.36	6.734	675	78.68
7.000 - 7.499	257	49,541,072	15.19	7.211	661	78.95
7.500 - 7.999	453	80,500,854	24.68	7.736	641	79.11
8.000 - 8.499	363	57,459,925	17.62	8.184	625	79.17
8.500 - 8.999	377	56,194,806	17.23	8.698	610	79.33
9.000 - 9.499	167	21,095,747	6.47	9.207	605	83.43
9.500 - 9.999	154	19,928,795	6.11	9.712	603	86.23
10.000 - 10.499	38	4,516,365	1.38	10.171	592	87.09
10.500 - 10.999	24	2,325,480	0.71	10.648	605	91.98
11.000 - 11.499	7	858,025	0.26	11.159	612	94.77
11.500 - 11.999	2	181,971	0.06	11.690	558	84.07
12.000 - 12.499	1	47,486	0.01	12.000	592	100.00
Total:	2,007	326,171,036	100.00	8.072	634	80.06
*ARM Loans Only

Initial Periodic Rate Cap*
Initial Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	3	780,944	0.24	7.132	675	69.83
2.000	14	3,040,523	0.93	8.250	622	79.64
3.000	1,986	321,660,414	98.62	8.074	634	80.09
5.000	1	152,250	0.05	7.000	647	75.00
6.000	3	536,905	0.16	7.480	698	80.00
Total:	2,007	326,171,036	100.00	8.072	634	80.06
*ARM Loans Only

Subsequent Periodic Rate Cap*
Subsequent Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	1,997	323,994,472	99.33	8.077	634	80.07
1.500	6	1,267,659	0.39	7.187	615	78.78
2.000	4	908,905	0.28	7.478	683	80.00
Total:	2,007	326,171,036	100.00	8.072	634	80.06
*ARM Loans Only

Lifetime Periodic Cap*
Lifetime Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.000 - 5.499	4	775,225	0.24	7.777	621	82.48
6.000 - 6.499	1,991	322,867,773	98.99	8.076	634	80.08
6.500 - 6.999	4	1,077,858	0.33	8.025	633	73.09
7.000 - 7.499	8	1,450,180	0.44	7.336	630	80.00
Total:	2,007	326,171,036	100.00	8.072	634	80.06
*ARM Loans Only

Original Prepayment Charge Term
Prepayment Penalty Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	716	81,879,114	22.28	8.765	630	82.13
12	105	19,321,583	5.26	8.442	631	79.24
24	1,307	181,597,951	49.41	8.152	636	81.27
30	1	119,700	0.03	8.625	605	95.00
36	649	84,584,767	23.02	8.034	636	80.76
Total:	2,778	367,503,114	100.00	8.277	634	81.24

SUMMARY - GROUP II POOL*
Number of Mortgage Loans	879	Index Type:
Aggregate Principal Balance	$200,051,306	1 Year LIBOR:	0.05%
Conforming Principal Balance Loans	$127,078,185	6 Month LIBOR:	90.93%
Average Principal Balance:	$227,590	Fixed Rate:	9.02%
Range:	$15,980 - $1,599,103	W.A. Initial Periodic Cap:	2.983%
W.A. Coupon:	7.880%	W.A. Subsequent Periodic Cap:	1.002%
Range:	5.625% - 14.000%	W.A. Lifetime Rate Cap:	6.019%
W.A. Gross Margin:	5.308%	Property Type:
Range:	2.750% - 8.125%	Single Family:	45.87%
W.A. Remaining Term (months):	349	PUD:	46.78%
Range (months):	172 - 360	Condo:	5.99%
W.A. Seasoning (months):	2	2-4 Family:	1.36%
Latest Maturity Date:	July 1, 2036	Occupancy Status:
State Concentration (Top 5):		Primary:	98.33%
California:	40.18%	Investment:	1.55%
Florida:	8.21%	Second Home:	0.12%
Arizona:	6.52%	Documentation Status:
Texas:	5.55%	Full:	51.14%
Minnesota:	5.06%	Limited:	47.15%
W.A. Original Combined LTV:	81.65%	None:	1.71%
Range:	28.00% - 100.00%	Non-Zero W.A. Prepayment Penalty - Term (months):	26
First Liens:	94.51%	Loans with Prepay Penalties:	78.22%
Second Liens:	5.49%	Interest Only Loans:	66.81%
Non-Balloon Loans:	89.28%	Non-Zero W.A. Interest Only Term (months):	60
Non-Zero W.A. FICO Score:	650
* Subject to a permitted variance of +/- 10%

Collateral Type
Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 15 Year	3	109,565	0.05	10.890	603	100.00
Fixed - 20 Year	2	204,809	0.10	10.000	712	100.00
Fixed - 30 Year	43	6,619,449	3.31	7.533	655	79.24
Balloon - 15/30	127	10,041,924	5.02	10.614	666	98.88
Balloon - 20/30	6	538,983	0.27	10.416	697	100.00
Balloon - 30/40	3	525,722	0.26	8.891	654	85.14
ARM - 6 Month	1	191,822	0.10	6.375	686	79.83
ARM - 6 Month IO	1	540,000	0.27	6.000	635	80.00
ARM - 1 Year/6 Month	1	94,340	0.05	8.250	643	80.00
ARM - 1 Year/6 Month 30/40 Balloon	1	527,859	0.26	8.250	696	80.00
ARM - 1 Year/6 Month IO	5	1,513,321	0.76	7.577	643	80.00
ARM - 2 Year/6 Month	156	30,763,272	15.38	8.176	648	82.05
ARM - 2 Year/6 Month IO	345	104,091,292	52.03	7.633	650	80.58
ARM - 2 Year/6 Month 30/40 Balloon	29	9,655,586	4.83	7.929	628	80.41
ARM - 3 Year/6 Month	48	6,662,856	3.33	8.115	615	81.14
ARM - 3 Year/6 Month IO	93	23,589,259	11.79	7.464	650	80.57
ARM - 3 Year/6 Month 30/40 Balloon	1	151,944	0.08	7.125	651	80.00
ARM - 5 Year/6 Month	2	299,163	0.15	6.791	678	79.64
ARM - 5 Year/6 Month IO	12	3,930,139	1.96	7.532	692	74.48
Total:	879	200,051,306	100.00	7.880	650	81.65

IO Terms
IO Terms (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	423	66,387,295	33.19	8.459	646	84.20
60	456	133,664,012	66.81	7.593	651	80.39
Total:	879	200,051,306	100.00	7.880	650	81.65

Principal Balance at Origination
Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	55	1,972,132	0.99	10.787	636	94.39
50,000.01 - 100,000.00	111	9,042,298	4.52	9.503	640	89.36
100,000.01 - 150,000.00	202	25,228,251	12.61	8.109	640	83.36
150,000.01 - 200,000.00	136	23,321,282	11.66	7.860	640	81.84
200,000.01 - 250,000.00	96	21,537,780	10.77	7.631	649	81.45
250,000.01 - 300,000.00	79	21,871,148	10.93	7.438	653	81.49
300,000.01 - 350,000.00	43	13,798,534	6.90	7.559	653	81.96
350,000.01 - 400,000.00	28	10,467,221	5.23	7.345	653	80.88
400,000.01 - 450,000.00	28	12,071,868	6.03	7.640	664	80.17
450,000.01 - 500,000.00	31	14,688,275	7.34	8.122	631	81.63
500,000.01 - 550,000.00	23	12,059,140	6.03	7.639	657	80.59
550,000.01 - 600,000.00	20	11,526,199	5.76	8.137	635	80.39
600,000.01 - 650,000.00	7	4,437,667	2.22	8.073	633	83.11
650,000.01 - 700,000.00	2	1,363,200	0.68	7.109	677	80.00
700,000.01 - 750,000.00	1	720,000	0.36	7.475	711	80.00
750,000.01 - 800,000.00	5	3,843,849	1.92	7.618	669	80.00
800,000.01 - 850,000.00	2	1,661,250	0.83	7.996	673	77.40
850,000.01 - 900,000.00	3	2,605,515	1.30	7.582	709	65.49
900,000.01 - 950,000.00	1	949,394	0.47	8.250	686	67.86
950,000.01 - 1,000,000.00	3	2,999,200	1.50	7.538	675	77.29
Greater than or equal to 1,000,000.01	3	3,887,103	1.94	8.244	699	80.00
Total:	879	200,051,306	100.00	7.880	650	81.65

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	55	1,972,132	0.99	10.787	636	94.39
50,000.01 - 100,000.00	111	9,042,298	4.52	9.503	640	89.36
100,000.01 - 150,000.00	204	25,487,600	12.74	8.112	640	83.32
150,000.01 - 200,000.00	134	23,061,933	11.53	7.854	640	81.87
200,000.01 - 250,000.00	96	21,537,780	10.77	7.631	649	81.45
250,000.01 - 300,000.00	79	21,871,148	10.93	7.438	653	81.49
300,000.01 - 350,000.00	43	13,798,534	6.90	7.559	653	81.96
350,000.01 - 400,000.00	28	10,467,221	5.23	7.345	653	80.88
400,000.01 - 450,000.00	28	12,071,868	6.03	7.640	664	80.17
450,000.01 - 500,000.00	31	14,688,275	7.34	8.122	631	81.63
500,000.01 - 550,000.00	24	12,597,460	6.30	7.692	653	80.34
550,000.01 - 600,000.00	19	10,987,879	5.49	8.101	638	80.67
600,000.01 - 650,000.00	7	4,437,667	2.22	8.073	633	83.11
650,000.01 - 700,000.00	2	1,363,200	0.68	7.109	677	80.00
700,000.01 - 750,000.00	1	720,000	0.36	7.475	711	80.00
750,000.01 - 800,000.00	5	3,843,849	1.92	7.618	669	80.00
800,000.01 - 850,000.00	2	1,661,250	0.83	7.996	673	77.40
850,000.01 - 900,000.00	3	2,605,515	1.30	7.582	709	65.49
900,000.01 - 950,000.00	1	949,394	0.47	8.250	686	67.86
950,000.01 - 1,000,000.00	3	2,999,200	1.50	7.538	675	77.29
Greater than or equal to 1,000,000.01	3	3,887,103	1.94	8.244	699	80.00
Total:	879	200,051,306	100.00	7.880	650	81.65

Remaining Term
Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
121 - 180	130	10,151,489	5.07	10.617	665	98.89
181 - 240	8	743,792	0.37	10.301	701	100.00
301 - 360	741	189,156,025	94.55	7.724	648	80.65
Total:	879	200,051,306	100.00	7.880	650	81.65

Mortgage Rate
Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.500 - 5.999	4	804,321	0.40	5.760	675	80.00
6.000 - 6.499	33	8,320,739	4.16	6.237	672	79.75
6.500 - 6.999	118	32,749,678	16.37	6.730	665	79.58
7.000 - 7.499	127	31,898,135	15.94	7.218	660	79.55
7.500 - 7.999	188	48,014,580	24.00	7.692	656	79.47
8.000 - 8.499	116	30,153,834	15.07	8.199	640	80.61
8.500 - 8.999	85	21,419,250	10.71	8.721	627	82.12
9.000 - 9.499	42	8,973,532	4.49	9.197	614	86.53
9.500 - 9.999	50	8,211,828	4.10	9.662	626	91.86
10.000 - 10.499	37	3,599,357	1.80	10.190	653	94.29
10.500 - 10.999	19	1,704,548	0.85	10.665	656	100.00
11.000 - 11.499	21	1,546,865	0.77	11.164	659	99.35
11.500 - 11.999	17	1,449,268	0.72	11.660	631	98.49
12.000 - 12.499	8	571,182	0.29	12.094	624	100.00
12.500 - 12.999	10	513,573	0.26	12.672	588	99.74
13.000 - 13.499	3	84,395	0.04	13.070	588	100.00
14.000 - 14.499	1	36,220	0.02	14.000	584	100.00
Total:	879	200,051,306	100.00	7.880	650	81.65

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	8	1,518,559	0.76	8.008	742	47.58
50.01 - 55.00	1	69,915	0.03	8.500	570	53.67
55.01 - 60.00	2	174,807	0.09	8.429	618	58.33
60.01 - 65.00	4	771,196	0.39	7.606	645	63.10
65.01 - 70.00	9	3,055,081	1.53	7.702	659	68.07
70.01 - 75.00	25	8,966,612	4.48	8.321	619	74.21
75.01 - 80.00	596	151,262,632	75.61	7.505	653	79.95
80.01 - 85.00	18	5,771,818	2.89	8.753	597	84.60
85.01 - 90.00	30	7,223,336	3.61	8.933	621	89.75
90.01 - 95.00	23	5,048,276	2.52	8.813	649	94.68
95.01 - 100.00	163	16,189,074	8.09	10.094	653	99.94
Total:	879	200,051,306	100.00	7.880	650	81.65

FICO Score at Origination
FICO Score At Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
525 - 549	5	1,056,772	0.53	8.835	546	81.92
550 - 574	24	6,416,967	3.21	8.880	565	82.08
575 - 599	120	23,198,827	11.60	8.597	589	82.26
600 - 624	164	30,917,837	15.45	8.084	612	82.47
625 - 649	162	36,188,676	18.09	7.618	638	81.54
650 - 674	200	47,579,017	23.78	7.669	661	81.24
675 - 699	105	27,572,859	13.78	7.666	686	81.76
700 - 724	58	16,915,963	8.46	7.882	710	82.46
725 - 749	18	4,860,106	2.43	7.244	733	81.17
750 - 774	18	3,753,862	1.88	7.432	760	80.10
775 - 799	5	1,590,421	0.80	7.774	778	64.29
Total:	879	200,051,306	100.00	7.880	650	81.65

Geographic Distribution*
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	225	80,388,003	40.18	7.709	666	81.11
Florida	76	16,422,241	8.21	8.209	646	82.22
Arizona	64	13,044,211	6.52	7.811	642	81.99
Texas	87	11,110,524	5.55	7.666	638	81.33
Minnesota	58	10,131,943	5.06	7.862	636	81.70
Ohio	82	9,166,352	4.58	7.756	629	82.48
Nevada	26	7,483,834	3.74	7.459	648	80.10
Maryland	23	7,323,591	3.66	8.117	632	84.14
Virginia	15	4,650,239	2.32	8.179	642	85.29
Illinois	20	4,456,146	2.23	8.150	649	84.21
Tennessee	24	3,770,809	1.88	7.591	627	80.41
Colorado	16	3,753,281	1.88	7.534	639	79.58
Georgia	24	3,655,962	1.83	8.514	617	85.93
Michigan	17	3,283,880	1.64	8.716	653	78.53
Washington	11	3,157,641	1.58	8.127	668	82.45
Louisiana	11	2,028,044	1.01	8.663	621	80.26
South Carolina	10	1,921,779	0.96	8.068	625	80.34
New Mexico	11	1,539,135	0.77	8.361	625	80.79
Oregon	8	1,520,759	0.76	7.332	646	77.76
New Jersey	4	1,415,340	0.71	8.456	621	82.78
North Carolina	9	1,262,595	0.63	8.162	621	78.58
Missouri	9	1,202,311	0.60	9.260	598	82.06
Pennsylvania	6	905,377	0.45	8.967	623	91.85
Arkansas	2	729,650	0.36	8.155	620	81.22
Idaho	4	721,533	0.36	7.931	606	76.30
Kentucky	7	716,263	0.36	7.574	636	81.69
District of Columbia	3	660,009	0.33	8.879	713	86.21
Wisconsin	6	632,214	0.32	8.356	635	82.46
Utah	2	580,805	0.29	8.804	646	83.64
Indiana	3	365,440	0.18	7.048	659	79.65
Alabama	3	359,783	0.18	8.118	649	76.78
Mississippi	3	341,957	0.17	8.383	660	87.84
Wyoming	2	338,022	0.17	8.250	598	80.00
Hawaii	1	287,200	0.14	8.375	642	80.00
*Geographic Distribution continued on the next page

Geographic Distribution (Continued)
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Iowa	3	262,311	0.13	8.803	640	79.39
Montana	2	205,558	0.10	9.501	620	89.11
West Virginia	1	171,672	0.09	9.875	541	85.00
New York	1	84,894	0.04	8.375	658	70.83
Total:	879	200,051,306	100.00	7.880	650	81.65

Occupancy Status
Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	862	196,706,254	98.33	7.873	649	81.67
Investment	15	3,108,605	1.55	8.261	692	79.30
Second Home	2	236,447	0.12	8.475	747	93.59
Total:	879	200,051,306	100.00	7.880	650	81.65

Documentation Type
Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Full Documentation	542	102,299,200	51.14	7.755	634	81.97
Limited Documentation	320	94,332,363	47.15	8.002	665	81.28
No Documentation	17	3,419,743	1.71	8.269	705	82.53
Total:	879	200,051,306	100.00	7.880	650	81.65

Loan Purpose
Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Purchase	787	175,428,799	87.69	7.813	653	81.69
Refinance - Cashout	75	19,754,154	9.87	8.339	625	81.90
Refinance - Rate Term	17	4,868,354	2.43	8.439	620	79.43
Total:	879	200,051,306	100.00	7.880	650	81.65

Property Type
Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
PUD	426	93,576,918	46.78	7.675	649	81.71
Single Family Residence	370	91,759,720	45.87	8.088	647	81.58
Condo	68	11,990,621	5.99	7.795	656	81.23
2-4 Family	15	2,724,048	1.36	8.287	696	83.98
Total:	879	200,051,306	100.00	7.880	650	81.65

Rate Adjustment*
Month & Year of Next Rate Adjustment	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
December 2006	2	731,822	0.40	6.098	648	79.96
April 2007	1	511,350	0.28	7.375	663	79.99
June 2007	5	1,417,770	0.78	7.847	664	80.00
July 2007	1	206,400	0.11	8.250	584	80.00
December 2007	1	150,622	0.08	11.625	561	85.43
January 2008	2	1,184,100	0.65	7.502	679	79.07
February 2008	2	702,288	0.39	8.264	601	83.52
March 2008	19	6,100,217	3.35	7.983	633	83.09
April 2008	80	24,158,177	13.27	7.704	648	80.31
May 2008	188	48,217,688	26.49	7.665	655	80.32
June 2008	194	51,848,850	28.49	7.873	643	81.50
July 2008	44	12,148,209	6.67	7.698	652	80.42
March 2009	1	597,400	0.33	7.500	669	79.99
April 2009	23	4,906,028	2.70	7.244	657	80.26
May 2009	56	11,844,492	6.51	7.507	639	80.91
June 2009	53	11,709,763	6.43	7.776	640	80.99
July 2009	9	1,346,375	0.74	8.338	624	77.96
April 2011	3	1,573,336	0.86	8.355	690	65.64
May 2011	2	369,148	0.20	7.203	701	80.00
June 2011	7	1,604,534	0.88	7.078	693	80.49
July 2011	2	682,284	0.37	6.557	683	80.00
Total:	695	182,010,853	100.00	7.727	648	80.69
*ARM Loans Only

Gross Margin*
Gross Margin (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
2.500 - 2.999	1	316,287	0.17	7.875	676	80.00
3.500 - 3.999	2	325,187	0.18	8.010	610	56.30
4.000 - 4.499	137	38,935,310	21.39	7.406	656	79.72
4.500 - 4.999	4	588,915	0.32	7.198	657	79.94
5.000 - 5.499	428	104,884,519	57.63	7.655	646	79.55
5.500 - 5.999	59	22,419,883	12.32	8.135	654	82.48
6.000 - 6.499	11	2,727,155	1.50	8.630	619	89.06
6.500 - 6.999	43	9,502,782	5.22	8.457	638	90.61
7.000 - 7.499	4	725,729	0.40	8.664	600	84.38
7.500 - 7.999	5	1,394,387	0.77	8.290	655	84.54
8.000 - 8.499	1	190,698	0.10	9.125	568	90.00
Total:	695	182,010,853	100.00	7.727	648	80.69
*ARM Loans Only

Maximum Mortgage Rate*
Maximum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
11.500 - 11.999	4	804,321	0.44	5.760	675	80.00
12.000 - 12.499	33	8,320,739	4.57	6.237	672	79.75
12.500 - 12.999	108	29,990,353	16.48	6.726	666	79.74
13.000 - 13.499	117	30,631,038	16.83	7.222	659	79.46
13.500 - 13.999	170	42,877,808	23.56	7.657	654	79.47
14.000 - 14.499	115	31,819,298	17.48	8.171	642	80.55
14.500 - 14.999	81	21,911,395	12.04	8.671	628	81.84
15.000 - 15.499	32	8,123,848	4.46	9.191	606	85.83
15.500 - 15.999	23	5,811,120	3.19	9.669	602	88.99
16.000 - 16.499	7	1,097,615	0.60	10.094	586	86.85
16.500 - 16.999	4	472,696	0.26	10.612	607	100.00
17.500 - 17.999	1	150,622	0.08	11.625	561	85.43
Total:	695	182,010,853	100.00	7.727	648	80.69
*ARM Loans Only

Minimum Mortgage Rate*
Minimum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.500 - 5.999	4	804,321	0.44	5.760	675	80.00
6.000 - 6.499	33	8,320,739	4.57	6.237	672	79.75
6.500 - 6.999	110	30,933,718	17.00	6.729	665	79.75
7.000 - 7.499	117	30,631,038	16.83	7.222	659	79.46
7.500 - 7.999	174	45,632,851	25.07	7.691	656	79.50
8.000 - 8.499	111	29,437,522	16.17	8.200	639	80.59
8.500 - 8.999	79	20,594,764	11.32	8.718	627	81.96
9.000 - 9.499	32	8,123,848	4.46	9.191	606	85.83
9.500 - 9.999	23	5,811,120	3.19	9.669	602	88.99
10.000 - 10.499	7	1,097,615	0.60	10.094	586	86.85
10.500 - 10.999	4	472,696	0.26	10.612	607	100.00
11.500 - 11.999	1	150,622	0.08	11.625	561	85.43
Total:	695	182,010,853	100.00	7.727	648	80.69
*ARM Loans Only

Initial Periodic Rate Cap*
Initial Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	1	540,000	0.30	6.000	635	80.00
2.000	6	2,041,181	1.12	7.751	657	80.00
3.000	688	179,429,673	98.58	7.732	648	80.70
Total:	695	182,010,853	100.00	7.727	648	80.69
*ARM Loans Only

Subsequent Periodic Rate Cap*
Subsequent Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	692	181,144,534	99.52	7.730	648	80.70
1.500	3	866,320	0.48	7.107	600	80.00
Total:	695	182,010,853	100.00	7.727	648	80.69
*ARM Loans Only

Lifetime Periodic Cap*
Lifetime Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.000 - 5.499	1	101,140	0.06	7.875	680	80.00
5.500 - 5.999	1	321,203	0.18	7.500	660	80.00
6.000 - 6.499	684	176,845,599	97.16	7.730	648	80.71
6.500 - 6.999	4	2,381,776	1.31	7.815	678	80.00
7.000 - 7.499	5	2,361,136	1.30	7.489	640	80.00
Total:	695	182,010,853	100.00	7.727	648	80.69
*ARM Loans Only

Original Prepayment Charge Term
Prepayment Penalty Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	180	43,561,867	21.78	8.166	649	82.17
12	48	15,052,505	7.52	8.273	659	82.82
24	434	102,053,985	51.01	7.821	651	81.27
36	160	31,526,277	15.76	7.597	646	81.47
48	56	7,807,062	3.90	7.437	630	82.11
60	1	49,609	0.02	9.250	602	100.00
Total:	879	200,051,306	100.00	7.880	650	81.65

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Paul Mangione	212-250-5786
Adam Simms	212-250-8119

ABS Banking
Sue Valenti	212-250-3455
Rika Yano	212-250-6997
Karan Mehta	212-250-0869
Roxana McKinney	212-250-0848

ABS Structuring
Bill Yeung	212-250-6893
Christopher Sudol	212-250-0507

ABS Collateral
Steve Lumer	212-250-0115
Andrew McDermott	212-250-3978
Reta Chandra	212-250-2729